UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Atrion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2021

Dear Stockholder:

We are pleased to invite you to attend the 2021 annual meeting of stockholders of Atrion Corporation to be held on Friday, May 21, 2021 at 10:00 a.m., Central Time, at our offices in Allen, Texas. A notice of the annual meeting and the Company’s proxy statement accompany this letter. The business to be conducted at the annual meeting is described in our proxy statement. We have also made a copy of our 2020 Annual Report to Stockholders available with our proxy statement. We encourage you to read these materials because they contain important information about the Company.

We are furnishing our proxy materials to stockholders primarily over the Internet, as we have done in recent years. Accordingly, we have mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how our proxy materials may be accessed and reviewed on the Internet and how votes may be cast. This method of distribution is more resource and cost efficient than mailing our proxy materials to all stockholders.

We hope that you will attend the meeting in person. However, it is important for your shares to be represented at the meeting whether or not you are personally present. Accordingly, please vote as soon as possible. To vote your shares, please refer to the instructions for voting in the Company’s proxy statement or in the Notice of Internet Availability of Proxy Materials or proxy card.

Thank you for your investment in and ongoing support of the Company.

Sincerely,

David A. Battat
President and Chief Executive Officer

ATRION CORPORATION

One Allentown Parkway

Allen, Texas 75002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

Notice is hereby given that the 2021 annual meeting of stockholders of Atrion Corporation (the “Company”) will be held on Friday, May 21, 2021 at 10:00 a.m., Central Time, at the Company’s offices, One Allentown Parkway, Allen, Texas 75002, for the following purposes:

1.       Election of two Class II directors.

2.       Approval of the Atrion Corporation 2021 Equity Incentive Plan.

3.       Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2021.

4.       Approval, on an advisory basis, of executive officer compensation.

5.       Transaction of such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on March 23, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer

April 7, 2021

IMPORTANT

WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

(i)

ATRION CORPORATION

One Allentown Parkway

Allen, Texas 75002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2021

This proxy statement is being furnished to the stockholders of Atrion Corporation (sometimes referred to herein as “Atrion,” “we,” “us,” “our,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the 2021 annual meeting of stockholders to be held at the Company’s offices, One Allentown Parkway, Allen, Texas 75002 on Friday, May 21, 2021 at 10:00 a.m., Central Time, and at any adjournment of such meeting. The notice of annual meeting, proxy statement, and form of proxy and the Company’s 2020 Annual Report are first being made available to stockholders on or about April 7, 2021.

PROXY STATEMENT SUMMARY

This summary highlights selected information in this proxy statement. Please review this entire proxy statement and the accompanying Letter to Stockholders before voting. This proxy statement and the Letter to Stockholders are available at www.proxyvote.com.

About Atrion

Atrion (Nasdaq: ATRI) develops and manufactures products primarily for medical applications, targeting niche markets with particular emphasis on fluid delivery, cardiovascular, and ophthalmology applications. The Company is headquartered in Allen, Texas with design and manufacturing facilities in Alabama, Florida, and Texas.

2020 in Review

•	Operating margin was 24% .

•	Revenue was $147.6 million.

•	Earnings per diluted share were $17.44.

•	Cash flows from operating activities were $39.2 million.

•	Dividends were increased for the 17th consecutive year.

•	Returned $30.9 million to stockholders through dividends and stock repurchases.

•	Total assets were $266.9 million at year end.

•	Our three manufacturing facilities were operated continuously throughout the COVID-19 pandemic in 2020.

Our Response to COVID-19

Aiding in the Fight Against COVID-19

For many years, we have manufactured critical components for use in ventilators; however, our production has generally been limited in quantity. Last year when the government called for the production of 50,000 ventilators in 90 days, our teams rose to this enormous challenge. Work cells were redesigned, equipment was retooled, and a massive logistics effort was launched, and we accomplished our goal. Similarly, when hospitals pleaded for personal protective equipment, a group of employees came to work over a weekend, purchased the appropriate equipment, and taught themselves how to make face shields. Approximately 10,000 face shields were made, all of which were donated to hospitals and first responders.

Keeping Our Employees Safe and Healthy

Although we have consistently focused on protecting the health and safety of our employees, the COVID-19 pandemic has emphasized the importance of this critical priority. In response to the pandemic, we have taken additional measures to protect our workforce. For example, we instituted travel restrictions and remote working arrangements for employees whose roles do not require on-site presence and altered production lines to increase social distancing.

Voting Matters and Board Recommendations

Item	Voting Recommendation of the Board	Page References
Election of two Class II directors	FOR both nominees	9
Approval of the Atrion Corporation 2021 Equity Incentive Plan.	FOR	35
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year 2021	FOR	42
Approval, on an advisory basis, of executive officer compensation	FOR	44

Additional important information about the meeting and voting can be found in the section entitled “General Information” beginning on page 5.

Governance Highlights

We believe that strong, sensible, and ethical corporate governance enhance stockholder value. Our governance practices include:

Governance Practice	Description	Page References
Director Independence	All of our directors, except our Chairman of the Board, are independent.	11
Separate Chairman	We separate the roles of Chairman of the Board and Chief Executive Officer.	11

Director Attendance	During the year 2020, our incumbent members of the Board attended 100% of the Board and their respective committee meetings.	12
Director Resignation Policy	We have a resignation policy if a director fails to garner a majority of votes cast in his or her election.	12
Executive Session	Our independent directors meet regularly in executive session without management and non-independent directors present.	11
Independent Compensation Consultant	We have a fully independent compensation consultant which provides reports to us periodically on the compensation of executive officers and directors of various companies including companies in the medical products and devices industry.	14

Board Diversity

Our employees, customers, and communities are highly diverse. In considering possible nominees for our Board of Directors, we take into account the following: (i) each director should be an individual of the highest character and integrity; (ii) each director should have substantial experience that is relevant to our Company and our people; (iii) each director should have sufficient time available to devote to the affairs of the Company; (iv) each director should represent the best interest of our stockholders; and (v) candidates who are females, people of color, or representatives of other groups bring an additional and critically important perspective to the Company. Our Board consists of individuals with diverse and complementary business, leadership, personal, and financial expertise. One of our directors, who was elected 15 years ago, is a person of color. We elected our first female director 18 years ago, and after a long search have identified an exceptional female candidate for election to our Board. However, because of COVID-19 travel restrictions and safety concerns, she has not been able to travel to meet the entire Board in person. Based on our ongoing discussions with her, we are hopeful that she will join our Board in the near future or, if not, we plan to make every effort to find another exceptionally qualified female to join the Board.

Executive Compensation Highlights

Atrion’s compensation program is designed to align the compensation of our executive officers with our performance and the interests of our stockholders and to provide the proper incentives to attract, retain, and motivate key personnel in a clear, transparent manner. In order to do this, our compensation program includes the following components:

•	Base salaries, annual cash bonuses, and long-term incentives in the form of equity awards are the principal components of our compensation program;

•	Base salaries are a significant component of our compensation program because they help us attract and retain executive officers and provide them with a level of assured compensation commensurate with their positions;

•	Annual cash bonuses are based on meaningful Company performance metrics and generally can be modified upward or downward based on individual performance; and

•	Long-term equity awards are intended to align the interests of our executive officers with our stockholders’ interests.

At our annual meeting of stockholders in 2020, our stockholders approved, on an advisory basis, our executive compensation with approximately 98% of the shares present in person or by proxy at the meeting and entitled to vote being voted to approve the compensation of our executive officers. Based on the results of the stockholder vote and other factors, we believe our overall executive compensation program is aligned with the interests of our stockholders.

In summary, we compensate our executive officers as follows:

Components of Compensation	Form of Compensation	Page References
Base Salary	Annual Cash Salary	21
Annual Cash Incentives	Annual cash incentive based on Company and individual performance	21
Long-Term Equity Incentives	Stock Options, Restricted Stock, Stock Units, SARs, Performance Awards, Dividend Equivalents, and Other Stock-Based Awards	22

We also adhere to several additional principles regarding executive compensation for our executive offers, which we believe highlight the strength of both our governance practices and our overall executive compensation program:

Additional Executive Compensation Principles	Description	Page References
Stock Ownership	We require significant stock ownership by all of our executive officers.	24
Anti-Hedging, Anti-Pledging, and Clawback Policies	We have anti-hedging and anti-pledging policies and a clawback policy.	16 and 24
No Single-Trigger Change in Control Agreements	We have no single-trigger change in control agreements.	24
At-Will Employment	Our only executive officer who has an employment agreement is our Chairman of the Board.	31
No Re-Pricing of Stock Options	We do not re-price stock options or SARs.	36
No Gross-Ups for §280G Excise Taxes Related to Change in Control Agreements	We do not provide gross-ups for §280G excise taxes related to change in control agreements.	31

GENERAL INFORMATION

Q:	What is the purpose of the annual meeting?

A:           At the annual meeting, our stockholders will consider and vote upon the following matters:

•	election of two Class II directors;
•	approval of the Atrion Corporation 2021 Equity Incentive Plan;
•	ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2021; and
•	approval, on an advisory basis, of executive officer compensation.

Our stockholders will also transact such other business as may properly come before the meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:           The rules of the Securities and Exchange Commission, or SEC, allow us to provide our proxy materials to our stockholders over the Internet if they have not requested that printed materials be provided to them on an ongoing basis. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, to our stockholders who have not previously requested that printed materials be provided to them on an ongoing basis. Instructions on how to access our proxy materials over the Internet or to request a printed copy by mail may be found in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:	How can I get electronic access to the proxy materials?

A:           The Notice of Internet Availability provides you with instructions regarding how you may access and review on the Internet our proxy materials for the annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:           Stockholders Entitled to Vote.

Stockholders of record at the close of business on March 23, 2021, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the record date, we had outstanding and entitled to vote 1,827,841 shares of common stock, our only voting securities. Holders of record of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

Registered Stockholders.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and we are providing the Notice of Internet Availability to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to a third party, or to vote in person at the annual meeting.

Beneficial Owners.

If your shares are held in the name of a broker, bank, or other nominee, you are considered the beneficial owner of those shares and the broker, bank, or other nominee is the record holder. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to attend the annual meeting. However, because you are not the record holder, you may not vote these shares in person at the annual meeting unless you follow the record holder’s procedures for obtaining a legal proxy. Under the rules of the New York Stock Exchange, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the items regarding routine matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. Under those rules, the election of directors, the approval of the 2021 Equity Incentive Plan, and the advisory vote to approve our executive officer compensations are considered “non-discretionary” items, which means that your broker cannot vote your shares on these proposals without your direction.

Q:	Can I attend the annual meeting in person?

A:          You are invited to attend the annual meeting if you are a registered stockholder or a beneficial owner as of the record date. You must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, to enter the meeting. In addition, if your shares are held by your broker, bank, or other nominee, please bring your Notice of Internet Availability or other evidence of stock ownership as of the record date. The meeting will begin promptly at 10:00 a.m., Central Time. Check-in will begin at 9:30 a.m., Central Time. Please allow ample time for the check-in procedures.

Q:	How can I vote my shares?

A:           Registered Stockholders.

Registered stockholders may vote (i) by attending the annual meeting, (ii) by following the instructions in your Notice of Internet Availability for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating, and mailing in a proxy card. Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2021.

Beneficial Owners.

If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the meeting, you must request a legal proxy from the broker, bank, or other nominee that holds your shares and present that proxy at the annual meeting to vote your shares.

Q:	If I sign, date, and return a proxy, how will it be voted?

A:           Unless you revoke your proxy instructions, as described in the answer to the question immediately below, shares of common stock represented by your proxy will be voted at the annual meeting as you specify over the Internet, by telephone or on the proxy card. If you do not specify how to vote your shares, the shares represented by your proxy will be voted “FOR” the election as directors of the nominees of the Board of Directors named herein; “FOR” approval of the Atrion Corporation 2021 Equity Incentive Plan, or 2021 Equity Incentive Plan; “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2021; and “FOR” approval, on an advisory basis, of our executive officer compensation. In addition, in their discretion the persons designated as proxies will vote upon such other business as may properly come before the meeting.

Q:	Can I change my vote?

A:          You may change your vote at any time prior to the vote at the annual meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the annual meeting and vote your shares in person, (ii) advise our Secretary at our principal executive office in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions, or (iv) cast a new vote by the Internet or by telephone (not later than 11:59 p.m., Eastern Time, on May 20, 2021). If your shares are held by a broker, bank, or other nominee, you must request instructions as to how to revoke your proxy from the broker, bank, or other nominee that holds your shares.

Q:	What happens if I decide to attend the annual meeting, but I have already voted or submitted a proxy covering my shares?

A:           You may attend the meeting and vote in person even if you have already voted or submitted a proxy. However, please be aware that attendance at the annual meeting will not, by itself, revoke a proxy. If a broker, bank, or other nominee holds your shares and you wish to attend the annual meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:	What is a quorum?

A:           A majority of our outstanding shares entitled to vote at the annual meeting as of the record date must be present in person or represented by proxy to have a quorum. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum.

Q:	What if I am a beneficial owner and do not give the nominee voting instructions?

A:          If your broker, bank, or other nominee holds your shares in its name and does not receive voting instructions from you, your broker, bank, or other nominee has discretion to vote these shares on certain routine matters but cannot vote on non-routine matters. The proposal to ratify the appointment of Grant Thornton LLP is a routine matter, and your broker, bank, or other nominee is permitted to vote your shares even if you do not provide your broker, bank, or other nominee voting instructions. Elections of directors, approval of our 2021 Equity Incentive Plan, and advisory voting to approve executive officer compensation are not deemed to be routine matters. Accordingly, your broker, bank, or other nominee will not be entitled to vote your shares on those matters unless voting instructions are received from you.

Q:	What votes are necessary to elect directors and approve the other items of business at the annual meeting?

A:          Election of Directors.

A majority of votes cast with respect to each director’s election at the meeting is required to elect each director. A majority of the votes cast means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for the director to be elected. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of the 2021 Equity Incentive Plan.

Approval of this item requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote on such item. Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the voting to approve this item.

Ratification of the Appointment of Grant Thornton LLP.

Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote on such item. Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the voting to approve this item.

Approval, on an Advisory Basis, of our Executive Officer Compensation.

Approval of this item requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote on such item. Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the voting to approve this item.

Q:	Where can I find the voting results for the annual meeting?

A:      The voting results will be published in a current report on Form 8-K that will be filed with the SEC within four business days after the annual meeting. The Form 8-K will also be available on our website at www.atrioncorp.com.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II, and Class III. Two Class II directors are to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2024 and until the election and qualification of their successors. The nominees for election as Class II directors named below and all of the directors continuing in office after the annual meeting are currently members of our Board and such nominees and all of such directors continuing in office were previously elected by our stockholders. Unless otherwise directed, the persons named as proxies intend to vote all proxies “FOR” the election of the nominees named below. If such nominees, who have indicated their willingness to serve as directors if elected, are not candidates when the election occurs, proxies may be voted for the election of a substitute nominee or nominees proposed by the Board or the Board may reduce the number of directors to be elected.

The following information is furnished with respect to our Board of Directors’ nominees for election as directors and each director whose term will continue after the annual meeting:

Name, Age, Service as a Director of the Company,

Principal Occupation, Positions and Offices, Other Directorships, and Business Experience

Nominees for Election as Directors

Class II- Term Ending in 2024

Preston G. Athey

Mr. Athey, age 71, has been a director since March 2017 and a private investor since his retirement in January 2017 from T. Rowe Price Associates, Inc., a subsidiary of T. Rowe Price Group, Inc., a global investment management firm. Mr. Athey was employed by T. Rowe Price Associates, Inc. from 1978 until January 2017, serving from 1981 until January 2017 as a Vice President, and from 1991 until 2014 as President and Portfolio Manager of T. Rowe Price Small-Cap Value Fund. He is a Certified Investment Counselor and also holds the Chartered Financial Analyst designation. Mr. Athey received a Bachelor of Arts degree from Yale University and a Master of Business Administration degree from Stanford University. Mr. Athey’s many years of experience as a securities analyst and equity portfolio manager and his keen interest in good corporate governance enable him to provide the Board of Directors with valuable financial and governance insight.

Hugh J. Morgan, Jr.

Mr. Morgan, age 92, has been a director since 1988 and a private investor since 2003. He served as Chairman of the Board of National Bank of Commerce of Birmingham from 1990 until 2003. Prior to that time, Mr. Morgan spent over 26 years at Southern Natural Gas Company and 14 years at Sonat Inc., its parent company, after its formation in 1973. At the time of his retirement in 1987, Mr. Morgan was serving as the Chairman of the Board of Southern Natural Gas Company and as Vice Chairman of the Board of Sonat Inc. Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School and the Advanced Management Program at Harvard

Business School. Mr. Morgan’s legal and business background, including his substantial experience as a senior officer and director of Sonat Inc. and its subsidiary, Southern Natural Gas Company, and his long-term service as a director of the Company enable him to provide our Board valuable insight into corporate operations and governance and financial matters.

Directors Continuing in Office

Class III - Term Ending in 2022

John P. Stupp, Jr.

Mr. Stupp, age 71, has been a director since 1985. He has served as President since March 2004, and as Chief Executive Officer since March 2014, of Stupp Bros., Inc., a diversified holding company. From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc. Through its subsidiaries, Stupp Bros., Inc. fabricates steel highway and railroad bridges, produces pipe for natural gas and oil transmission pipelines, and offers general, steel, and industrial construction services. Mr. Stupp also serves as a director of Stupp Bros., Inc. Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University. He serves as a director of Spire Inc. and is a member of its compensation and corporate governance committees. Mr. Stupp’s substantial experience as President and Chief Executive Officer of Stupp Bros., Inc., as Chief Executive Officer of Stupp Corporation, and as a director of public companies and non-profit organizations, as well as his long-term relationship with the Company, provides our Board of Directors valuable financial and operational expertise.

Class I - Term Ending in 2023

Emile A Battat

Mr. Battat, age 83, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as Chairman of Halkey-Roberts Corporation, or Halkey-Roberts, one of our subsidiaries, since October 1998. He has served as our executive Chairman since May 2011. Mr. Battat served as Chief Executive Officer of the Company from October 1998 until May 2011, as President of the Company from October 1998 until May 2007, and as Chairman or President of each of the Company’s subsidiaries, other than Halkey-Roberts, from October 1998 until May 2011. Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. He is an associate member of Sigma Xi, a scientific honor society. Mr. Battat’s many years of executive-level experience at other companies, his education and training, and his in-depth knowledge of the Company’s operations and finances gained through his 33 years as a director and 13 years as our Chief Executive Officer enable him to provide our Board with strong and capable leadership.

Ronald N. Spaulding

Mr. Spaulding, age 57, has been a director since February 2006 and has been a private investor since May 2008. Prior to May 2008, Mr. Spaulding was the President of Worldwide Commercial Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets.

Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, a medical device manufacturer, and also served on the Guidant Management Committee from 2002 until 2005. From 2003 to 2005, he was the President of Europe, Middle East, Africa, and Canada of Guidant Corporation. From 2000 to 2003, Mr. Spaulding served as President of Guidant Corporation’s cardiac surgery business. Mr. Spaulding holds a Master’s degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami. Mr. Spaulding’s over 21 years of healthcare experience, including service as an officer of publicly-held companies with medical device operations, his knowledge of regulatory and operational matters affecting the development and marketing of medical devices, and his educational background enable Mr. Spaulding to bring a valuable and unique perspective to our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ITS NOMINEES, PRESTON G. ATHEY AND HUGH J. MORGAN, JR.

Corporate Governance

Board Leadership and Independence

We separate the roles of Chairman of the Board and Chief Executive Officer. Our Board believes that this leadership structure is in the best interests of the Company and our stockholders and that it fosters innovative, responsive, and strong leadership for the Company. This leadership structure permits Mr. Emile Battat, who has had many years of experience with the Company, to continue to play a key role as Chairman and thereby provide leadership to the Company’s Board of Directors as well as work with our Chief Executive Officer, Mr. David Battat, in the evaluation, planning, and implementation of corporate strategy and in operational and financial matters. In addition to his participation in strategic and financial matters, Mr. David Battat focuses on operational matters, including the day-to-day management of our business.

Under the listing rules of The Nasdaq Stock Market LLC, or Nasdaq, a majority of the members of our Board of Directors must qualify as “independent directors,” as determined by our Board. In making the determination whether our directors are independent, our Board applies the requirements for director independence set forth in the Nasdaq listing rules. After considering the relationship of each director with the Company, our Board has determined that Messrs. Athey, Morgan, Spaulding, and Stupp are independent directors within the meaning of those rules and that our Chairman, Mr. Emile Battat, is not an independent director. Our Audit, Compensation, and Corporate Governance Committees are comprised solely of independent directors. Our independent directors meet regularly in executive sessions without management present. Mr. Spaulding, who is currently the Chair of the Corporate Governance Committee, is serving as our lead independent director and as such is responsible for calling, establishing agendas for, and moderating the Board of Directors’ executive sessions.

Our Board is committed to regular evaluations of itself and its committees to measure ongoing effectiveness. Generally, every other year directors are asked to complete a written evaluation of the Board and the committees on which they serve. To protect anonymity and the integrity of the evaluation process, our outside counsel compiles responses to these evaluations and presents a report thereon to the Board of Directors. Following such report, the Board discusses the evaluations and determines if any follow-up actions are appropriate.

Meetings

Our Board of Directors held five meetings during 2020. Each director attended 100% of the meetings of the Board and all committees on which he served that were held in 2020.

Nominating Process

Because we have a relatively small number of directors, our Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board will be selected by a majority vote of the directors meeting the Nasdaq independence requirements. Accordingly, our Board does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board, in selecting nominees for election as directors our Board, with the assistance of our Corporate Governance Committee, will review and evaluate candidates submitted by directors, management, and our stockholders. Stockholders who would like to suggest qualified candidates for selection by our independent directors as nominees of our Board of Directors should provide written notification thereof to the Secretary of the Company at our principal executive offices and include the candidates’ qualifications. In considering possible nominees, our independent directors are to take into account the following: (i) each director should be an individual of the highest character and integrity; (ii) each director should have substantial experience that is relevant to our Company; (iii) each director should have sufficient time available to devote to the affairs of the Company; and (iv) each director should represent the best interest of our stockholders. Our Board believes that having directors with diverse backgrounds, business experience, and skills is in our best interest. Under our nominating process, when we are seeking new candidates for our Board, we consider the needs of the Company, taking into account the skills and attributes of our current directors, and then seek to identify those individuals who meet those needs and select the most suitable candidates based on merit, including diversity of experience and skills, regardless of a candidate’s gender, race, religion, or ethnicity. We believe that our Board of Directors must be able to assess a candidate’s qualities and competencies as a whole rather than emphasizing any one of these factors. Our current directors have diverse industry backgrounds, including substantial experience in medical device, industrial, engineering, financial, and energy companies, and diverse skills. All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors, or management.

Voting Standards for the Election of Directors

Our Bylaws provide for a majority voting standard for the election of directors in an uncontested election, which is an election in which the number of nominees equals the number of directors to be elected. A director nominee will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event of a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, the directors are to be elected by the vote of a plurality of the stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors. The Bylaws further provide that no incumbent director is to be a nominee for reelection as director in an uncontested election who has not agreed to tender, prior to the meeting of stockholders at which he or she is to be reelected as a director, an irrevocable resignation that will be effective upon the failure of such director to receive a majority of the votes cast with respect to that director’s reelection at such meeting of stockholders and the earlier of (i) five business days after the date on which the voting results of such meeting are determined and (ii) the date an individual is selected by the Board of Directors to fill the office held by such director. Additionally, under our Bylaws any incumbent director who fails to receive the requisite vote for reelection in an uncontested election is not to be appointed or elected as a director by the Board for at least one year after the meeting at which such individual fails to be reelected.

The Board’s Role in Risk Oversight

The Board of Directors has the responsibility for overseeing the Company’s exposure to risk. Directly and through its committees, the Board of Directors reviews our material risk exposures, including operational risks, investment risks, financial risks, and compensation risks. Our Board and its committees meet with management when necessary in performing these oversight functions.

Committees

Our Board has four standing committees: the Executive Committee, the Corporate Governance Committee, the Compensation Committee, and the Audit Committee.

The Executive Committee is currently comprised of Messrs. Emile Battat and Morgan.

The Board has determined that the members of our Corporate Governance Committee, Compensation Committee, and Audit Committee must meet the independence requirements of the Nasdaq listing rules for directors and that the Audit Committee members must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, not have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years, and be able to read and understand fundamental financial statements. The Nasdaq listing rules also require that, in determining the independence of any director who will serve on our Compensation Committee, our Board must consider all factors specifically relevant to determining whether such director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director and whether such director is affiliated with the Company, a Company subsidiary, or an affiliate of a Company subsidiary.

Our Corporate Governance Committee, which is currently comprised of Messrs. Athey, Morgan, and Spaulding, assists in the evaluation of possible nominees for election to the Board of Directors as requested by the Board, reviews annually and advises the Board with respect to the compensation of directors, administers the Company’s stock ownership guidelines, and recommends to the Board (i) the number of directors to be fixed in connection with each annual meeting of our stockholders, (ii) the directors to be appointed to each of the committees of the Board, after considering the recommendation of our Chairman of the Board, (iii) corporate governance guidelines if the Corporate Governance Committee deems them appropriate for the Company, and (iv) proposed changes to the charter of the Corporate Governance Committee. In making recommendations to the Board as to director compensation, our Corporate Governance Committee considers our directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required, and market data on director compensation and takes into account recommendations made by Mr. Emile Battat. Except for Mr. Emile Battat, who is Chairman of our Board, our executive officers are not involved in determining or recommending the amount or form of director compensation. Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available on our website at www.atrioncorp.com. The Corporate Governance Committee met two times in 2020.

The Compensation Committee, which is currently comprised of Messrs. Athey, Morgan, Spaulding, and Stupp, makes recommendations to the Board of Directors as to the remuneration of our executive officers, administers the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, or 2006 Equity Plan, our Nonqualified Deferred Compensation Plan, or NQDC Plan, the Atrion Corporation Non-Employee Director Stock Purchase Plan, or Non-Employee Director Stock Purchase Plan, and the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors, or Non-Employee Director Deferred Compensation Plan, and makes recommendations to our Board with respect to annual cash incentive bonuses for our executive officers who participate in the Atrion Corporation Short-Term Incentive Compensation Plan, or Short-Term Incentive Plan. The primary processes and procedures for the consideration and determination of executive compensation, the roles of our executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority, and the role of compensation consultants in determining or recommending executive officer compensation are discussed in “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement. Our Board has determined that each member of the Compensation Committee meets the independence rules and other criteria for Compensation Committee membership set forth above. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.atrioncorp.com. The Compensation Committee met three times in 2020.

Mercer, an outside compensation consultant, has been engaged from time to time at the request of the Compensation Committee to provide information as to the compensation of executive chairmen, chief executive officers, chief operating officers, chief financial officers, and directors of various companies, including certain companies in the medical products and devices industry. For further information regarding the services provided by Mercer, see “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement.

Our Audit Committee, the current members of which are Messrs. Athey, Morgan, Spaulding, and Stupp, appoints, determines the compensation for, and oversees the work of the Company’s independent auditors, assists the Board in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, and oversees related persons transactions. The Audit Committee reviews and assesses, at least annually, the Audit Committee Charter and recommends any changes in the Audit Committee Charter to the Board of Directors. Our Board has determined that each member of the Audit Committee meets the independence rules and other criteria for Audit Committee membership set forth above and that Mr. Stupp qualifies as an audit committee financial expert. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.atrioncorp.com. Our Audit Committee met four times in 2020.

Stockholder Communications to the Board of Directors

Any stockholder wishing to communicate with our Board of Directors about any matter should send the communication, in written form, to Emile A Battat, Chairman, at our principal office in Allen, Texas. Mr. Emile Battat will promptly send the communication to the other members of the Board.

Attendance at Stockholders Meetings

The Board has a policy encouraging each director to attend, if practicable, our annual meetings of stockholders. However, due to COVID-19 travel restrictions and safety concerns, none of our directors who were serving at the time of the 2020 annual meeting attended that meeting.

Code of Ethics

Our Board has adopted a Code of Business Conduct that applies to our employees, including our executive officers, and to the members of our Board of Directors.

Stock Ownership Guidelines for Directors

We have stock ownership guidelines that apply to our directors, executive officers, and designated officers of the Company and its subsidiaries. Each non-employee director is required to own shares of our common stock with a market value of at least $300,000 within three years of the date of election to the Board of Directors, except that non-employee directors who elect to receive at least 25% of the cash portion of their annual cash retainers in shares of our common stock under the Non-Employee Director Stock Purchase Plan or in stock units under the Non-Employee Director Deferred Compensation Plan and continue such election annually are permitted five years to meet the guidelines. Shares of our stock that count toward those guidelines are shares owned outright, shares held as restricted stock, shares underlying stock units, and shares held in certain trusts, family limited partnerships, limited liability companies, or similar investment vehicles.

Social Responsibility and Sustainability

Sustainability is rooted in the Company’s respect for the environment, for our communities, for our customers, and for our employees because saving lives is the purpose of almost everything we make. We have long managed our business in a way that promotes all of these goals. As our performance over the last 22 years demonstrates, we have done so in a manner that proves our focus on social responsibility and sustainability has helped create a profitable company.

For example, we have proudly resisted the siren song of offshore manufacturing in low labor cost countries where all too often companies discover that labor and safety practices are disregarded. By operating all of our manufacturing facilities in the United States, we are able to constantly ensure we are doing the right thing legally and ethically. This also allows us to offer greater employment opportunities in our communities. We proudly employ individuals who have come from difficult circumstances that have the effect of disqualifying them from being hired at many companies. Over half of our employees have at most a high school degree. As a result, we have a very highly diverse workforce—by race, ethnicity, gender, economics, and education. Additionally, we do not have a mandatory retirement age because we think human beings do not have an expiration date when it comes to their abilities. Many of our employees have tenures with us ranging from 10 to 40 years. Our employees enjoy competitive wages, educational opportunities, and health and retirement benefits.

In our proxy statement for last year’s annual meeting, we reported that we had made significant progress in our environmental initiatives (43% increase in capital equipment with only a 4% increase in electricity usage and the redesign of major products to reduce raw material usage by between 20% and 40%). These efforts are ongoing, and for 2020 we added another significant environmental initiative: increasing our use of carbon free generated electricity. One of our facilities receives 54% of its power from carbon-free sources, while a second facility now receives a third of its power in this manner. Green options at our third facility are more limited, but we are working with our energy provider to address this matter.

Hedging of Risk of Stock Ownership; Pledging Our Common Stock

We have a policy strongly discouraging the hedging of the risk of ownership of our securities and the pledging of our common stock. Any director, officer, or other employee wishing to enter into a hedging or pledge transaction must pre-clear the proposed transaction with our compliance officer and, for hedging, must provide justification for the proposed transaction.

Director Compensation

Under our director compensation program, each non-employee director is paid an annual cash retainer for his or her service as a director and is annually awarded fully-vested shares of our common stock under our 2006 Equity Plan. During 2020, our compensation program for non-employee directors was modified to increase the equity compensation for those directors from $60,000 per year to $140,000 per year, to be phased in over a five year period and to be paid in the form of fully-vested shares of our common stock having a market value on the date of the award in the applicable amount. This change was made while maintaining the annual cash retainer at $66,000 for each non-employee director. The equity awards are made each year immediately following our annual meeting of stockholders. Because of limitations on awards under our 2006 Equity Plan, in 2020 the annual award of fully-vested shares of our common stock having a market value of $76,000 for each of our non-employee directors was replaced with a cash award of $76,000 to each non-employee director. We expect to revert to equity awards of fully-vested shares of our common stock as a part of our director compensation in 2021, assuming the Atrion Corporation 2021 Equity Incentive Plan is approved by stockholders as described beginning on page 35 of this proxy statement. In addition to their compensation as directors, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of $6,000, and the Chairman of the Audit Committee is paid an annual cash retainer of $12,000 for their service in these capacities. Mr. Emile Battat, our Chairman and our only employee director, does not receive any compensation for his service as a director. We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board.

Our Non-Employee Director Stock Purchase Plan provides non-employee directors with a convenient method of acquiring shares of our common stock. This plan allows non-employee directors to elect to receive fully-vested stock and restricted stock in lieu of some or all of their cash fees. The foregone fees are converted into shares of fully-vested stock and restricted stock on the day the applicable cash fees otherwise would have been paid. The restricted stock vests in equal amounts on the first day of the second, third, and fourth calendar quarters following receipt of the stock, provided the non-employee director is then serving as a member of our Board.

The Non-Employee Director Deferred Compensation Plan allows non-employee directors to defer all or part of their cash fees into stock units. A stock unit account is set up for each participating non-employee director. The stock unit account is credited with a number of stock units equal to the cash fees deferred by the non-employee director divided by the closing price of our common stock on the day preceding the date on which the deferred fees would have been paid. The stock units vest as follows: 25% vest on the date credited to the stock unit account and 25% vest on each of the April 1, July 1, and October 1 immediately following the date credited to the stock unit account, provided the non-employee director is then serving as a member of our Board. Each stock unit account is credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that stock unit account. The stock units held in a non-employee director’s stock unit account are distributed in the form of whole shares of common stock, with cash paid for fractional stock units, in the January following the year in which his or her service as a director ceases or in January of a particular year, as specified by the non-employee director in his or her deferred fee election form.

The annual cash retainers for non-employee directors who elect to participate in either the Non-Employee Director Stock Purchase Plan or the Non-Employee Director Deferred Compensation Plan or both are payable on the first business day of January of each year for the calendar year then beginning, in each case to the extent such election or elections apply.

The following table sets forth summary information concerning the compensation of our non-employee directors for the year ended December 31, 2020:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Preston G. Athey	142,000		—	—		142,000
Hugh J. Morgan, Jr.	152,000		—	—		152,000
Ronald N. Spaulding	152,000		—	—		152,000
John P. Stupp, Jr.	155,000	(3)	—	2,623	(4)	157,623

(1)	Each non-employee director received an annual cash retainer of $66,000 for his service as a director. The Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of $6,000 and the Chairman of the Audit Committee is paid an annual cash retainer of $12,000.
(2)	During 2020, because of limitations on awards under our 2006 Equity Plan, the annual award of fully-vested shares of our common stock having a market value of $76,000 for each of our non-employee directors was replaced with a cash award of $76,000 to each non-employee director.
(3)	Mr. Stupp elected to defer $7,900 of his cash fees for 2020 into stock units pursuant to the Non-Employee Director Deferred Compensation Plan. As a result, Mr. Stupp’s stock unit account was credited with 10.38 stock units, which amount was based on the closing market price of our common stock on December 31, 2019, the last trading date prior to the date of issuance, which was $751.50 per share.
(4)	Amount shown represents the value of stock units credited to Mr. Stupp’s stock unit account in 2020 on account of dividends paid on our common stock during the prior calendar year, in accordance with the terms of the Non-Employee Director Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis is designed to explain our philosophy and objectives underlying our compensation program, the elements of our compensation program for our executives, the processes we follow in setting compensation, and the determinations related to our executive compensation for 2020. We recognize that the medical device industry is very competitive, and our executive compensation program is intended to attract, retain, and motivate executives who lead our business and to align their interests with the long-term interests of our stockholders. The principal elements of our program are base salaries, annual cash incentive bonuses, and long-term incentives in the form of equity awards. We also provide our NQDC Plan for the benefit of certain of our highly-compensated employees, including our executive officers. We believe that our program provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation program is designed to reward our executive officers for high level corporate performance. The financial highlights for 2019 and 2020 and the percentage changes from 2019 to 2020 are as follows:

	2020	2019	Change
Revenues	$147,591,000	$155,066,000	-4.8%
Operating Income	35,668,000	40,529,000	-12.0%
Net Income	32,115,000	36,761,000	-12.6%
Income per Diluted Share	$17.44	$19.73	-11.6%
Operating Income as a Percentage of Year End Stockholders’ Equity	14.8%	17.0%	-2.2%

In determining our annual incentive compensation for our executive officers for 2020, we took into account the financial performance in that year summarized above as well as the unprecedented challenges faced by our executive officers in 2020 resulting from the COVID-19 pandemic. Elements of the program are also intended to reward key employees for individual responsibilities, experience, performance, and capacity to influence our results. We provide limited perquisites for our executive officers. We have stock ownership guidelines that are intended to help ensure that our present and future executive officers, as well as certain other designated officers of the Company or our subsidiaries, acquire and maintain a meaningful equity stake in the Company.

Roles of the Compensation Committee, Management, and Outside Consultants

Our Compensation Committee reviews and makes recommendations to our Board of Directors for our executive officers’ base salaries, salary increases, and discretionary bonuses, as well as cash incentive bonuses for our executive officers who participate in our Short-Term Incentive Plan. Our Compensation Committee also administers our equity incentive program and our NQDC Plan. Annually, the Compensation Committee reviews tally sheets to obtain an overview of total compensation of our executive officers. These tally sheets identify the annual compensation for each of our executive officers in previous years, including base salaries, cash incentive bonuses, discretionary cash bonuses, equity awards, benefits, and perquisites. Each executive officer’s tally sheet also shows the amount payable to that executive officer upon termination of employment under certain circumstances and details the executive officer’s equity ownership, including stock owned free of restrictions, restricted stock, restricted stock units, and stock options.

From time to time directors who are not members of the Compensation Committee and executive officers attend meetings, or parts of meetings, of the Compensation Committee at the Committee’s invitation. Although the Compensation Committee generally does not delegate the authority to make equity awards, in both 2019 and 2020 it delegated to Mr. David Battat the authority to grant awards of restricted stock units within specified limits to employees of the Company who are not officers of the Company or its subsidiaries at the vice-president level or above at any time and from time to time in his discretion, with the more recent delegation extending through December 31, 2021. Our executive officers are responsible for the salaries, salary increases, cash incentive bonuses, and discretionary cash bonuses for key employees in our operating units who are not executive officers, and, as hereinafter described, they administer our Short-Term Incentive Plan, subject to our Compensation Committee’s review of, and recommendations to our Board of Directors with respect to, cash incentive bonuses for our two executive officers who are eligible to participate in that plan. In considering the base salary for Mr. David Battat and cash incentive bonuses for him and for Jeffery Strickland, our Vice President and Chief Financial Officer, Secretary and Treasurer, under the Short-Term Incentive Plan, the Compensation Committee takes into account the recommendations of Mr. Emile Battat. In considering the base salary for Mr. Strickland, the Compensation Committee takes into account the recommendations of Messrs. Emile Battat and David Battat.

At the request of our Compensation Committee, generally at two-year intervals over the past 16 years we have engaged Mercer, a global consulting firm, to provide information regarding the compensation of executive officers. This information has provided us with insight regarding base salary, target bonus, target total annual compensation, long-term incentives, and total direct compensation provided by other companies. Our Compensation Committee has used this information to obtain an analysis of compensation practices of various companies, including companies in the medical products and devices industry, and to assist the Committee in formulating its recommendations to our Board of Directors regarding the compensation structure and levels for our executive officers. Most recently, Mercer was engaged in late 2019 at the request of the Committee to provide market compensation data for executive officers. Mercer’s report, delivered in March 2020, set forth information as to base salaries, target bonuses as a percent of salary, total annual compensation, long-term incentives, and total direct compensation for 13 medical products and device companies selected by Mercer with market capitalizations ranging from $469 million to $9.6 billion. Also included in the March 2020 report was a review of outside director compensation.

Components of Our Compensation Program

Base salaries, annual cash incentive bonuses, and long-term incentives in the form of equity awards are the principal components of our compensation program. Additional elements are our health insurance plan, retirement benefits under our Section 401(k) Savings Plan, or 401(k) Plan, and limited perquisites. We utilize these forms of compensation because we believe they are necessary or helpful in achieving the objectives of our compensation program. Base salaries are designed to attract and retain executive officers and other key employees and are intended to be at competitive levels and to provide our executive officers and other key employees a level of assured cash compensation commensurate with their positions within the Company. Annual cash incentive bonuses and equity awards are intended to reward executive officers and other key employees and to provide incentives for superior results by us and for individual responsibility and performance. Equity awards also are intended to align the interests of our executive officers and other key employees with the interests of our stockholders. The combination of these components is designed to compensate employees fairly for the services they provide on a regular basis. Generally, the Compensation Committee analyzes the individual performance of our executive officers, with input from Messrs. Emile Battat and David Battat with respect to Mr. Strickland’s individual performance.

Base salaries are a significant component of our compensation program because they help us attract and retain executive officers and other key employees and provide them a level of assured cash compensation commensurate with their positions within the Company. Annual cash incentive bonuses for our executive officers and other key employees, which provide them with the opportunity to receive cash compensation in addition to their base salaries, are intended to reward them for the Company’s performance and for individual performance as well. We believe that long-term incentives in the form of equity awards help align the interests of our executive officers and other key employees with the interests of our stockholders. We also believe that equity awards further our efforts to promote the growth and profitability of the Company. We do not have a specific policy of awarding options as opposed to restricted stock or restricted stock units, and for the past several years restricted stock units, restricted stock, and stock options have been awarded in our compensation program. We view our health insurance benefits, along with certain other benefits, as necessary to attract and retain employees.

Formula cash bonuses are provided in our employment agreement with Mr. Emile Battat and in our Short-Term Incentive Plan. Pursuant to his employment agreement, Mr. Emile Battat is entitled to annual cash bonuses equal to a fixed percentage of year-to-year increases in our operating income. This arrangement was determined based on our Compensation Committee’s discussions with him a number of years ago. Messrs. David Battat and Strickland are eligible to be selected to participate in, and may receive cash bonuses under, our Short-Term Incentive Plan. In addition, on the recommendation of our Compensation Committee and approval by our Board of Directors, our executive officers may also receive discretionary cash bonuses. However, none of our executive officers is paid a fixed or guaranteed annual cash bonus. We endeavor to structure our compensation program so that our base salaries and annual cash bonus opportunities are adequate to attract and retain key employees. In addition, we seek to provide sufficient long-term equity compensation to motivate our executive officers and other key employees to focus on our performance over the longer term.

The Company, after reviewing and discussing our compensation program with the Compensation Committee of our Board, believes that our compensation program is balanced and does not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:

• Base salaries are fixed in amount, and for most non-executive employees constitute the largest part of their total compensation, and thus do not encourage risk taking.

• Although our annual incentive compensation focuses on achievement of short-term goals, and short-term goals may encourage the taking of risks at the expense of long-term results, we believe that our annual incentive compensation program represents a reasonable portion of our employees’ total compensation opportunities. The annual incentive compensation to our executive officers who participate in the Short-Term Incentive Plan is subject to review by the Compensation Committee and approval by our Board.

• Long-term equity awards are important to help further align employees’ interests with those of our stockholders. The ultimate value of the awards is tied to the Company’s stock price and, because awards are staggered and subject to long-term vesting schedules, they help ensure that our executive officers have significant value tied to long-term stock price performance. As described above, we have established procedures related to the timing and approval of equity awards.

Because of the above, we believe that our employee compensation program appropriately balances risk and the desire to focus employees on short-term goals as well as long-term goals important to the Company’s success and does not promote excessive risk taking.

Our Compensation Committee takes into account the following corporate factors when making compensation recommendations and decisions:

•	our earnings per share;
•	our operating income;
•	total stockholder return;
•	our return on equity;
•	safety; and
•	efficiency of our operations.

At our annual meeting of stockholders in 2020, our stockholders approved, on an advisory basis, our executive compensation, with approximately 98% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve the compensation of our executive officers. The Compensation Committee has taken into account those results in deciding to retain our general approach to executive compensation.

Base Salaries

Annual base salaries are a principal component of our compensation program. The factors considered when fixing an executive officer’s base salary are performance, responsibilities, experience, capacity to influence our results, competitive conditions, and length of service with us. When considering the base salaries for our executive officers, our Compensation Committee reviews their total annual compensation for previous years as set forth in the tally sheets described above, including base salaries, formula cash incentive bonuses, discretionary cash bonuses, long-term incentive awards, benefits, and perquisites. For 2020, the base salaries of our three executive officers were as follows: the base salary of Mr. Emile Battat, which is fixed in his employment agreement and in accordance with the recommendation of our Compensation Committee, was $600,000, unchanged from each of the years in the period 2012-2019; the base salary of Mr. David Battat was $620,000, unchanged from his base salary in the period 2015-2019; and the base salary of Mr. Strickland was fixed at $300,000, unchanged from his base salary in the period 2017-2019. The 2020 base salaries of Messrs. David Battat and Strickland were fixed in accordance with recommendations of our Compensation Committee, after taking into consideration information provided by Mercer in early 2020, as well as the factors described above and recommendations of Mr. Emile Battat in the case of Mr. David Battat’s base salary and Messrs. Emile Battat and David Battat in the case of Mr. Strickland’s base salary.

Annual Incentive Compensation

Mr. Emile Battat is entitled to annual cash incentive bonuses equal to a fixed percentage of year-to-year increases in our operating income as provided in his employment agreement. Our Compensation Committee may adjust any increase in our operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures, or similar corporate transactions. For 2020, Mr. Emile Battat was not paid a cash incentive bonus.

Messrs. David Battat and Strickland and certain key employees are eligible to be selected to participate in our Short-Term Incentive Plan. Under this plan, an awards pool is established each year equal to a portion of our subsidiaries’ operating profits and is funded through contributions by our subsidiaries as determined under the terms of the plan. The awards pool is used to pay cash bonuses under employment agreements, other discretionary cash bonuses to employees who are not participating in the Short-Term Incentive Plan, and other employment-related expenses. The balance of the awards pool, if any, is available for cash incentive bonuses to participating executive officers and other key employees. Cash incentive bonuses are based in part on a bonus allocation formula that takes into account a number of factors, including the participant’s salary, an individual bonus rate, the profitability of the subsidiary employing the participant (where applicable), and individual participant performance.

The bonus amounts determined pursuant to that formula for participating executive officers are reviewed by our Chairman of the Board, who does not participate in the Short-Term Incentive Plan. The Chairman makes the initial determinations as to the bonus amounts, and those determinations are then reviewed by our Compensation Committee, which takes into account information provided by Mercer. The Compensation Committee makes recommendations as to the bonus amounts to our Board of Directors, which fixes the bonuses for the executive officers participating in the Short-Term Incentive Plan. In the case of key employees, the bonus amounts determined pursuant to the formula are subject to adjustments by our executive officers. Under the Short-Term Incentive Plan, cash incentive bonuses for each year are to be determined by April 15 of the year immediately following the year for which the pool is established, with at least 75% of a participant’s bonus to be paid by April 15 of that year and the balance, which is generally 25% of the bonus amount, to be paid by April 15 of the following year. No participant in the Short-Term Incentive Plan has any vested right to such bonus or any part thereof until paid, and in most cases if a participant’s employment terminates prior to payment, his or her bonus is forfeited. The plan is administered generally by our executive officers, subject to our Compensation Committee’s review of, and recommendations to our Board of Directors with respect to, bonuses for Messrs. David Battat and Strickland. In determining the bonus compensation for our executive officers for 2020, we took into account the financial performance in that year as well as the unprecedented challenges faced by our executive officers in 2020 resulting from the COVID-19 pandemic. For 2020, Mr. David Battat’s cash incentive bonus was $400,000, which was one-half of the amount of his bonus for 2019, and Mr. Strickland’s cash incentive bonus was $325,000, which was the same amount as his bonus for 2019.

Our Compensation Committee has the authority to recommend discretionary cash bonuses based on the performance of the Company, one or more Company units or individual performance. We believe that this discretionary authority is useful because there may be circumstances that would support awards being made in addition to those under, or in the absence of attainment of the performance goals in the arrangements discussed above. No discretionary cash bonuses were paid to our executive officers for 2020.

Long-Term Incentive Awards

Long-term equity-based compensation is an integral part of our total compensation package. It is intended to align the interests of our executive officers and other key employees with the interests of our stockholders in focusing on long-term growth and stock performance. We review the costs and benefits to us from the various forms of long-term compensation, including stock options, restricted stock, and restricted stock units. In selecting the form of awards, we take into account that stock options will have little or no value if we do not have increased profitability and increases in the market price of our stock and that restricted stock and restricted stock units may continue to have value, though possibly reduced, if our profitability declines and the market price of our stock does not increase or even declines.

Our current policy on equity awards provides that equity awards, other than in connection with new hires or unusual circumstances, will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meeting, which usually is held each May, and on the tenth business day immediately following the last day of each “blackout period,” as defined in the Company’s Insider Trading Policy. Those equity awards are to be made only at meetings of the Committee, including telephonic meetings, and not through actions by written consent. In 2020, the Committee awarded Mr. Emile Battat 1,545.84 restricted stock units, Mr. David Battat 1,545.84 restricted stock units, and Mr. Strickland 772.92 restricted stock units. The restricted stock units are to vest 20 % each year, beginning in 2021. When these awards were made, the Committee intended for these restricted stock units to convert into shares of our common stock on a one-for-one basis when they vest. However, because of limitations on awards of common stock under our 2006 Equity Plan, these awards were amended to provide that they will be settled in cash. Vesting is to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment by the Company without cause or by the executive officer with good reason.

NQDC Plan

Our NQDC Plan allows a select group of key management or highly compensated employees of the Company and our subsidiaries, including our executive officers, to defer income under a nonqualified plan. We believe that the NQDC Plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code and provides a vehicle for the eligible employees to defer amounts higher than the limits established for our 401(k) Plan, which is a qualified plan. The Company credits make-up contributions to the account of each participant who makes a deferral election for base salary under the NQDC Plan that results in a reduction of the Company’s matching contribution that would have been made in our 401(k) Plan, with the make-up contribution to be in an amount equal to the amount by which our matching contribution to our 401(k) Plan is reduced as a result of the deferral election made under the NQDC Plan. Base salary and bonus compensation are eligible for deferral under the NQDC Plan, and a participant may defer not less than 10% and not more than 90% of his or her base salary and bonus compensation. Each year our Compensation Committee selects the key management or highly compensated employees who are eligible to participate in the NQDC Plan, and each of those employees makes an election whether or not to participate in the NQDC Plan and at what level he or she wishes to defer compensation. Participants may also elect how their deferred funds are deemed to be invested among the investment options designated by the Compensation Committee, which are generally the same as those available under the 401(k) Plan, as well as the Company’s common stock. In addition, participating employees choose the schedule on which these funds are to be distributed to them or their beneficiaries upon retirement, death, or certain other events. Amounts deferred or credited under the NQDC Plan are credited with notional investment earnings based on participant investment elections made from among the investment options available under the NQDC Plan. No amounts are credited with above-market earnings.

Benefits and Perquisites

We provide various benefits to our executive officers, including health insurance and life and disability insurance, as a part of our total compensation package. Our employees, including our executive officers, are also eligible to participate in our 401(k) Plan. Under that plan, we make matching contributions of up to 3.5% of a participant’s eligible compensation. Our executive officers are fully vested in our matching contributions. Perquisites are not a significant component of compensation for our executive officers.

Termination and Change in Control Arrangements

We have agreements or plans under which our executive officers are entitled to payments and benefits upon termination of employment under certain circumstances. The terms of Mr. Emile Battat’s arrangement are set forth in his employment agreement and were determined on the basis of recommendations by our Compensation Committee after discussions with him. The terms of Mr. David Battat’s arrangement were recommended by our Compensation Committee after consideration of his responsibilities and experience. The terms of Mr. Strickland’s severance plan were recommended by our Compensation Committee after consideration of Mr. Strickland’s total compensation package and length of service with the Company. We have structured our arrangements with our executives so that a change in control alone does not trigger any payments and, with respect to their equity awards, results only in acceleration of vesting. We believe acceleration of vesting provides our executive officers a reasonable measure of protection in the event of a change in control. For a more detailed discussion of the terms of these arrangements, see “Potential Termination and Change in Control Payments” beginning on page 31 of this proxy statement.

Stock Ownership Guidelines for Officers

Our stock ownership guidelines are designed to ensure that our executive officers and certain other designated officers of the Company and its subsidiaries acquire and maintain a meaningful equity stake in the Company so as to align their interests closely with those of our stockholders. The guidelines provide that within four years of becoming subject to the guidelines the persons serving as our Chairman and as our Chief Executive Officer are required to each own shares of our common stock with a market value of at least $2,400,000, a person serving as our Chief Operating Officer, a position not currently filled, is required to own shares of our common stock with a market value of at least $1,200,000, and the person serving as our Chief Financial Officer is required to own shares of our common stock with a market value of at least $900,000. Other officers of the Company or our subsidiaries who are designated by our Board of Directors are required to own shares of our common stock with a market value of at least $300,000 within five years from designation as being subject to the guidelines. The guidelines also provide that if an executive officer or a designated officer fails to meet the guidelines or having met the guidelines fails to continue to meet them, two-thirds of each bonus payable to such executive officer or designated officer is to be paid in a form that counts toward the guidelines until the guidelines are met. Stock ownership that counts under these guidelines is described in “Stock Ownership Guidelines for Directors” on page 15 of this proxy statement.

Clawback Policy

We have a “clawback” policy that allows the Company to seek recovery with respect to cash incentive bonuses paid to executive officers if, within the preceding three years, any of our financial statements or financial metrics upon which cash incentive bonuses have been based have been materially misstated due to the fraud or intentional misconduct of one or more of our executive officers. In such event, our Board of Directors may direct the Company to seek to recover from any such executive officer the amount by which such executive officer’s cash incentive bonus exceeded the cash incentive bonus that would have been awarded had there been no such misstatement.

Tax Considerations

Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1.0 million to certain of its executive officers. Beginning in 2018 this limitation applies to all forms of compensation, subject to certain “grandfather” provisions that apply to performance-based compensation. Although the Compensation Committee is cognizant of the limitations imposed by Section 162(m), the Committee believes that the primary purpose of our executive compensation program is to support the Company’s business strategy and the long-term interests of our stockholders. Therefore, the Compensation Committee maintains the flexibility to recommend or award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.

Other

The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Emile Battat whose base salary is fixed by his employment agreement, and discretionary bonuses can be awarded based on the individual performance of the executives as well as the performance of the Company or its units. Additionally, we can make equity awards to reward individual performance. We recognize that there may be circumstances when the individual responsibilities and performance of our executive officers or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reducing compensation levels where permitted.

In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, as well as the number of shares of our common stock owned by them, the number of unexercised options held, the restricted stock or restricted stock units held, and the potential benefits they may realize upon the sale of the stock underlying these awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Members of the Compensation Committee

Hugh J. Morgan, Jr. (Chairman) Preston G. Athey Ronald N. Spaulding John P. Stupp, Jr.

The following table sets forth summary information concerning the compensation of our three executive officers during the periods indicated:

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Emile A Battat	2020	600,000	1,000,000	—	—	4,203		18,088	(4)	1,622,291
Chairman	2019	600,000	—	—	—	15,661		20,349		636,010
	2018	600,000	—	—	34,682	8,676		21,914		665,272

David A. Battat	2020	620,000	1,000,000	—	400,000	—	(5)	45,635	(6)	2,065,635
President and Chief	2019	620,000	—	—	800,000	184,066		21,995		1,626,061
Executive Officer	2018	620,000	—	—	900,000	—	(5)	25,530		1,543,530

Jeffery Strickland	2020	300,000	500,000	—	325,000	14,399		30,661	(7)	1,170,060
Vice President and Chief Financial Officer, Secretary and Treasurer	2019	300,000	100,000	—	325,000	9,423		29,381		763,804
	2018	300,000	300,000	—	325,000	2,848		25,151		952,999

(1)	These columns include amounts deferred by the named executive officers under the NQDC Plan and reported in the “Executive Contributions in Last FYE” column of the Nonqualified Deferred Compensation table on page 30 of this proxy statement.

(2)	The amounts set forth in this column represent the aggregate grant date fair value of the awards made during the year indicated computed in accordance with ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. The assumptions used in the valuations for the award made in 2020 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2020, for the award made in 2019 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2019, and for the award made in 2018 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	Mr. Emile Battat’s incentive compensation for 2018 was paid to him under his employment agreement with us. The incentive compensation for Messrs. David Battat and Strickland in the period 2018-2020 was provided to them under our Short-Term Incentive Plan. Under such plan, at least 75% of incentive compensation for a year is to be paid by April 15 in the year immediately succeeding the performance year and the remaining amount is to be paid by April 15 of the following year, generally, however, subject to forfeiture if the participant’s employment terminates before payment is made.

(4)	Includes $7,656; which is the dollar value of dividends on restricted stock; matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; and payment of life insurance premiums in the amount of $457.

(5)	In 2020 and 2018, Mr. David Battat experienced negative changes in his deferred compensation earnings of ($159,081) and ($35,899), respectively.

(6)	Includes $8,850, which is the dollar value of dividends on restricted stock; matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; reimbursement of medical expenses of $25,865; and payment of life insurance premiums in the amount of $945.

(7)	Includes $4,937, which is the dollar value of dividend equivalents credited in 2020 with respect to unvested restricted stock units; matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; payment of life and disability insurance premiums in the amount of $4,923; reimbursement of medical expenses; and the incremental cost of personal use of Company automobile.

The following table sets forth summary information concerning the grants of plan-based awards to our executive officers during the year ended December 31, 2020:

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Type	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Emile A Battat	Restricted Stock Units	7/1/2020	—	—	—	1,546	—	—	1,000,000
	Incentive Compensation	—	—	—	—	—	—	—	—

David A. Battat	Restricted Stock Units	7/1/2020	—	—	—	1,546	—	—	1,000,000
	Incentive Compensation	N/A	—	400,000	—	—	—	—	—

Jeffery Strickland	Restricted Stock Units	7/1/2020	—	—	—	773	—	—	500,000
	Incentive Compensation	N/A	—	325,000	—	—	—	—	—

(1)	See “Incentive Compensation” below. The amounts set forth in this column were awarded to Messrs. David Battat and Strickland pursuant to the Short-Term Incentive Plan. The Short-Term Incentive Plan does not provide for a threshold amount if performance targets are not met nor does it provide for a maximum bonus.

(2)	Represents the aggregate grant date fair value of stock unit awards computed in accordance with ASC 718. The assumptions used in the valuation may be found in Note 8 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2020.

Base Salaries

We have an employment agreement with Mr. Emile Battat that provides that he will serve as a senior executive officer of the Company and, subject to his election as a director by our stockholders, will serve as Chairman of the Board if so elected by our Board of Directors. Mr. Emile Battat’s employment agreement fixes his base salary for each calendar year during the term at $600,000. The term of our employment agreement with Mr. Emile Battat expires on December 31, 2021 and automatically renews for additional one-year terms unless either we or Mr. Emile Battat notifies the other of termination at least six months prior to the expiration of the then-current term. Base salaries for Mr. Strickland and Mr. David Battat are reviewed annually, and adjustments are generally made on the basis of our performance as measured by certain financial and non-financial criteria, survey information respecting compensation of executive officers, cost-of-living information, and the individual performance of the respective executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to our financial performance, the Compensation Committee generally takes into consideration our operating income, earnings per share, total stockholder return, return on equity, safety, and efficiency of our operations.

Incentive Compensation

Pursuant to his employment agreement, Mr. Emile Battat is entitled to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in operating income in the discretion of the Compensation Committee. Our other executive officers and certain key employees are eligible to be selected to participate in our Short-Term Incentive Plan. Our Short-Term Incentive Plan provides for the establishment each year of an awards pool that is equal to a portion of our subsidiaries’ operating profits and is funded through contributions by those subsidiaries. The awards pool is used to pay bonuses under employment agreements, other discretionary bonuses to employees who are not participating in the Short-Term Incentive Plan, and other employment-related expenses. The balance of the awards pool, if any, is available for bonuses to participating executive officers and other key employees. Bonuses under the Short-Term Incentive Plan are based in part on a bonus allocation formula that takes into account a number of factors, including the participant’s salary, an individual bonus rate, the profitability of the subsidiary employing the participant (where applicable), and individual participant performance. The bonus amounts determined pursuant to that formula for participating executive officers are reviewed by our Chairman of the Board who makes the initial determinations as to the bonus amounts. The Chairman’s determinations are then reviewed by our Compensation Committee, which makes recommendations as to the bonus amounts to our Board of Directors. The Board then fixes the amount of the bonuses for our executive officers participating in the Short-Term Incentive Plan. The bonus amounts determined pursuant to the bonus formula for key employees are subject to review and adjustment by our executive officers. Bonuses under the Short-Term Incentive Plan are determined by the April 15 immediately following the performance year, with at least 75% of a participant’s bonus to be paid by April 15 of that year and the balance, which is generally 25% of the bonus, to be paid by the following April 15. No participant in the Short-Term Incentive Plan has any vested right to such bonus or any part thereof until paid, and generally if a participant’s employment terminates prior to payment, his or her bonus is forfeited. For 2020, Mr. David Battat was awarded a cash incentive bonus under the Short-Term Incentive Plan of $400,000, and Mr. Strickland was awarded a cash incentive bonus of $325,000. The Short-Term Incentive Plan has been designed to foster a corporate culture focused on bottom line results by providing participating executive officers and other key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources. In addition, our executive officers may receive discretionary bonuses if recommended by our Compensation Committee and approved by our Board of Directors.

Equity Awards

The restricted stock units granted to Messrs. Emile Battat, David Battat, and Strickland in 2020 vest 20 % each year. When these awards were made, the Compensation Committee intended for these restricted stock units to convert into shares of our common stock on a one-for-one basis when they vest. However, because of limitations on awards of common stock under our 2006 Equity Plan, these awards were amended to provide that they will be settled in cash. Vesting is to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment of the executive officer by the Company without cause or by the executive officer with good reason.

The following table sets forth summary information concerning our executive officers’ outstanding equity awards as of December 31, 2020:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Emile A Battat	6,000	4,000	(2)	464.05	3/13/23	2,706	(3)	1,737,798
David A. Battat	6,000	4,000	(4)	538.00	5/23/23	2,746	(5)	1,763,488
Jeffery Strickland	—	—		—	—	1,747	(6)	1,122,160

(1)	The amounts set forth in this column are based on the closing price of $642.24 per share of the common stock of the Company on December 31, 2020.

(2)	Options for 2,000 shares vested on March 21, 2021, and the remaining options are to vest on March 13, 2022, with vesting to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment of Mr. Emile Battat by the Company without cause or by Mr. Emile Battat with good reason.

(3)	Comprised of (i) 1,160 shares of restricted stock, of which 580 shares vested on March 13, 2021 and 580 shares of which are to vest on March 13, 2022, with vesting to be accelerated upon a change in control of the Company or the death, retirement or termination of employment of Mr. Emile Battat by the Company without cause or by Mr. Emile Battat with good reason; and (ii) 1,546 restricted stock units to vest in five annual equal installments beginning on July 1, 2021 and on July 1 of the next succeeding four years, with vesting to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment of Mr. Emile Battat by the Company without cause or by Mr. Emile Battat with good reason.

(4)	Options for 2,000 shares are to vest on May 23, 2021, and the remaining options are to vest on May 23, 2022, with vesting to be accelerated upon termination of employment of Mr. David Battat by the Company without cause or by Mr. David Battat with good reason in connection with a change in control of the Company.

(5)	Comprised of (i) 1,200 shares of restricted stock that are to vest in two equal installments on May 23, 2021 and May 23, 2022, with vesting to be accelerated upon termination of employment of Mr. David Battat by the Company without cause or by Mr. David Battat with good reason in connection with a change in control of the Company, and (ii) 1,546 restricted stock units that are to vest in five equal annual installments beginning on July 1, 2021 and on July 1 of the next succeeding four years, with vesting to be accelerated upon a change in control of the Company or the death, retirement, or termination of employment of Mr. David Battat by the Company without cause or by Mr. David Battat with good reason.

(6)	Comprised of (i) 512 restricted stock units that are to vest on May 22, 2022 or Mr. Strickland’s earlier termination of employment due to death or disability; (ii) 330 restricted stock units that are to vest on August 24, 2022; (iii) 132 restricted stock units that are to vest on August 23, 2024; and (iv) 773 restricted stock units that are to vest in five equal annual installments beginning on July 1, 2021 and on July 1 of the next succeeding four years, with vesting to be accelerated upon a change in control of the Company or the death, retirement or termination of employment of Mr. Strickland by the Company without cause or by Mr. Strickland with good reason.

The following table sets forth summary information concerning stock options exercised, the value realized upon exercise, the vesting of stock, and the value realized upon vesting for our executive officers during the year ended December 31, 2020:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Emile A Battat	—	—	580	371,606
David A. Battat	—	—	600	390,600
Jeffery Strickland	—	—	—	—

(1)	The amounts set forth in this column are based on the closing price of the Company’s common stock on the vesting date or the last trading day preceding the vesting date if the vesting date was not a trading date.

The following table sets forth certain information concerning our NQDC Plan for the year ended December 31, 2020:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Emile A Battat	—	—	4,203	791,672	—
David A. Battat	—	—	(159,081)	1,185,096	—
Jeffery Strickland	445,625	6,650	14,399	208,106	865,397

(1)	The amount set forth in this column represent the base salary and non-equity incentive award deferred in 2020 under the NQDC Plan. This amount is included in the Summary Compensation Table on page 26 of this proxy statement in the “Salary” or “Non-Equity Incentive Plan Compensation” columns.

(2)	The amount set forth in this column represents the make-up contribution to the NQDC Plan made by the Company and is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)	The amounts set forth in this column are included in the Summary Compensation Table on page 26 of this proxy statement in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(4)	The amount set forth in this column includes the following amount previously reported in the Summary Compensation Table for prior years: $606,829 for Mr. Strickland.

Our NQDC Plan allows a select group of key management or highly compensated employees of the Company and its subsidiaries, including our executive officers, to defer income under a nonqualified plan. As such, the plan provides a vehicle for the eligible employees to defer amounts higher than the limits established for our 401(k) Plan, which is a qualified plan. The Company is to credit make-up contributions to the account of each of each participant who makes a deferral election for base salary under the NQDC Plan that results in a reduction of the Company’s matching contribution that would have been made in our 401(k) Plan, with the make-up contribution to be in an amount equal to the amount by which our matching contribution to our 401(k) Plan is reduced as a result of the deferral election made under the NQDC Plan. Base salary and bonus compensation are eligible for deferral under the NQDC Plan. Each year our Compensation Committee selects the key management or highly compensated employees who are eligible to participate in the NQDC Plan, and each of those employees makes an election whether or not to participate in the NQDC Plan and at what level he or she wishes to defer compensation. Participants may defer not less than 10% and not more than 90% of base salary and bonus compensation. Participants elect how their deferred funds are deemed to be invested among the investment options designated by the Compensation Committee, which are generally the same as those available under the 401(k) Plan, as well as the Company’s common stock. In addition, participating employees choose the schedule on which these funds are to be distributed to them or their beneficiaries upon retirement, death, or certain other events. Amounts deferred or credited under the NQDC Plan are credited with notional investment earnings based on participant investment elections made from among the investment options available under the NQDC Plan. No amounts are credited with above-market earnings. The NQDC Plan is unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under the NQDC Plan from the general assets of the Company.

Related Persons Transactions Policy

Our Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or ratify, in its sole discretion, any related person transaction, within the meaning of Nasdaq listing rules and rules and regulations promulgated by the SEC. Under the Audit Committee’s written policies, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or ratification. The Audit Committee will approve or ratify such a transaction only if it determines that the transaction is in our best interest.

In considering a transaction with a related person, the Audit Committee will consider all relevant factors, including, as applicable, the following: (i) our business rationale for entering into the transaction; (ii) the alternatives to entering into such a transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflict; and (v) the overall fairness of the transaction to us.

The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction. Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee. If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

Potential Termination and Change in Control Payments

Our employment agreement with Mr. Emile Battat provides for certain payments to be made and benefits provided to him upon termination of employment. With Mr. Emile Battat’s approval, his employment agreement was amended to eliminate our obligation to pay to him a gross-up payment in the event the payments or benefits provided to him are subject to an excise tax under golden parachute provisions of the Internal Revenue Code. Although we do not have an employment agreement with either Mr. David Battat or Mr. Strickland, we have a change in control agreement with Mr. David Battat that provides that he will be entitled to certain payments and benefits in the event his employment is terminated in connection with a change in control of the Company, and we have a severance plan pursuant to which Mr. Strickland will be entitled to certain payments if his employment is terminated under certain circumstances in connection with a change in control of the Company. We do not provide gross-ups for Section 280G excise taxes related to change in control agreements. These arrangements are discussed below.

Termination for Just Cause or Without Good Reason

If Mr. Emile Battat’s employment is terminated by us for “just cause” or by Mr. Emile Battat without “good reason” (as those terms are defined in Mr. Emile Battat’s employment agreement), he is to receive his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date. He will also be entitled to receive his accrued vacation pay, unreimbursed business expenses, his aggregate account balance under the NQDC Plan, and vested amounts under the 401(k) Plan.

If Mr. David Battat’s employment or Mr. Strickland’s employment is terminated for cause, the terminated executive officer will receive his base salary up to the termination date, accrued vacation pay, unreimbursed business expenses, his aggregate account balance under the NQDC Plan, and vested amounts under the 401(k) Plan.

Termination Without Just Cause or With Good Reason or Due to Retirement, Death, or Disability

If Mr. Emile Battat’s employment is terminated by us without just cause, by Mr. Emile Battat with good reason or due to his retirement, death, or disability, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to the sum of one year’s base salary and the average annual bonus received by him in the three years prior to the year in which the termination occurs. In addition, we will continue to provide group health plan benefits for him, his spouse, and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s or Mr. Strickland’s employment is terminated by us without “just cause,” by either of them with “good reason” (as those terms are defined in Mr. David Battat’s change in control agreement or in Mr. Strickland’s severance plan) or due to death or disability, and such termination is not in connection with a change in control of the Company, the terminated executive officer will receive the same payments and other benefits he would have received had the termination been with just cause, and Mr. Strickland’s restricted stock units awarded to him in May 2018 will vest on the termination date and convert to common stock. If Mr. David Battat’s employment or Mr. Strickland’s employment is terminated due to retirement, death, or disability, the terminated executive officer’s restricted stock units awarded in July 2020 will vest on the termination date and be settled in cash.

Termination Without Just Cause or With Good Reason in Connection with Change in Control

If Mr. Emile Battat’s employment is terminated by us without just cause or by Mr. Emile Battat for good reason in contemplation of or within two years following a “change in control” (as that term is defined in Mr. Emile Battat’s employment agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to two times the sum of one year’s base salary and the average annual bonus received by him for the three years prior to the year in which the termination occurs. In addition, we will continue to provide group health plan benefits for him, his spouse, and his dependents for one year.

If Mr. David Battat’s employment is terminated by us without just cause or by Mr. David Battat for good reason in contemplation of or within two years following a “change in control” (as defined in Mr. David Battat’s change in control agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date, and an amount equal to two times the sum of one year’s base salary and the average annual bonus to which he was entitled for the three years prior to the year in which the termination occurs. In addition, Mr. David Battat will be entitled to one year’s health benefits.

If there is a change in control of the Company and Mr. Strickland’s employment is terminated by us without cause or by Mr. Strickland with good reason prior to Mr. Strickland’s death, attainment of age 65 or the expiration of two years following the change in control, Mr. Strickland will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus severance pay in an amount equal to his annual base salary for the 12 months preceding termination of employment

Change in Control

If there is a change in control, all unvested options, restricted stock, and restricted stock units held by Messrs. Emile Battat, David Battat, and Strickland will vest at the time of the change in control.

The following table sets forth the payments and benefits that each executive officer would have received had his employment been terminated, or had a change in control occurred, on December 31, 2020, excluding amounts payable under our 401(k) Plan to each executive officer:

Name	Type of Payment or Benefit	Termination for Just Cause or Without Good Reason ($)	Termination Without Just Cause, For Good Reason, or upon Retirement, Death, or Disability ($)		Termination Without Just Cause or For Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Emile A Battat	Severance Payment	—	668,835		1,337,671	—
	Equity Awards(1)	—	2,450,558	(3)	2,450,558	2,450,558
	NQDC Plan Account Balance (2)	—	—		—	—
	Health Benefits	—	19,427		19,427	—
	Unreimbursed Business Expenses	160,168	160,168		160,168	—
	Accrued Vacation Pay	—	—		—	—
	Total	160,168	3,298,988		3,967,824	2,450,558

David A. Battat	Severance Payment	—	—		3,340,000	—
	Equity Awards(1)	—	992.800	(3)	2,180,448	2,180,448
	NQDC Plan Account Balance (2)	—	—		—	—
	Health Benefits	25,865	25,865		35,127	—
	Unreimbursed Business Expenses	162,000	162,000		162,000	—
	Accrued Vacation Pay	—	—		—	—
	Total	187,865	1,180,665		5,717,575	2,180,558

Jeffery Strickland	Severance Payment	—	—		300,000	—
	Equity Awards(1)	—	825,426	(4)	1,122,160	1,122,160
	NQDC Plan Account Balance (2)	865,397	865,397		865,397	—
	Health Benefits	—	—		—	—
	Unreimbursed Business Expenses	—	—		—	—
	Accrued Vacation Pay	5,769	5,769		5,769	—
	Total	871,166	1,696,592	(3)	2,293,326	1,122,160

(1)	Represents the market price as of December 31, 2020 of equity awards vesting on termination of employment or change in control less, in the case of options, the exercise price of those options.
(2)	These amounts are also shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 30 of this proxy statement and are shown assuming payment in a single lump sum regardless of any individual election to receive payment over time.
(3)	Represents the market price as of December 31, 2020 of equity awards vesting and settling for cash on termination of employment due to death, disability, or retirement.
(4)	Represents the market price as of December 31, 2020 of equity awards vesting and converting to common stock on termination of employment due to death or disability ($329,026) or settling for cash on termination of employment due to death, disability, or retirement ($496,400).

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. David Battat. For 2020, our Chief Executive Officer had total compensation of $2,065,635, as reflected in the Summary Compensation Table on page 26 of this proxy statement. We determined that our median employee’s annual total compensation was $43,034 for 2020. As a result, our Chief Executive Officer’s annual total compensation for 2020 was approximately 48 times the annual total compensation of our median employee. We identified our median employee by examining the 2020 total cash compensation for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates in identifying the median employee or with respect to total cash compensation, and we did not annualize the compensation of any full-time employees who were not employed by us for all of 2020.

Compensation Committee Interlocks and Insider Participation

During 2020, Messrs. Athey, Morgan, Spaulding, and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2020, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

ITEM 2

APPROVAL OF 2021 EQUITY INCENTIVE PLAN

Introduction

The Atrion Corporation 2021 Equity Incentive Plan was adopted by the Board of Directors on March 15, 2021, subject to approval by the Company’s stockholders. If approved by the stockholders, the 2021 Equity Incentive Plan will become effective as of May 21, 2021, the date of the annual meeting. No additional awards will be made under the 2006 Equity Plan in the future if the 2021 Equity Incentive Plan is approved by stockholders. Under the 2021 Equity Incentive Plan, the Company is authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, deferred stock units, stock appreciation rights and performance awards to the employees and consultants of the Company and our subsidiaries and our non-employee directors. The purpose of the 2021 Equity Incentive Plan is (a) to recognize and compensate selected employees and consultants of the Company and our subsidiaries and our non-employee directors who contribute to the success of the Company and its subsidiaries, (b) to attract and retain employees, non-directors, and consultants and (c) to provide incentive compensation to the employees and consultants of the Company and our subsidiaries and our non-employee directors based on the performance of the Company and its subsidiaries.

Summary of 2021 Equity Incentive Plan

The following is a summary of the 2021 Equity Incentive Plan. The statements contained herein are qualified in their entirety by reference to the 2021 Equity Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

General. The 2021 Equity Incentive Plan authorizes the Company to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); options to purchase common stock that do not qualify as incentive stock options under the Code, which also are referred to as “nonqualified stock options;” shares of restricted stock that are subject to certain transferability and forfeiture restrictions that lapse after specified restricted periods; restricted stock units; deferred stock units; stock appreciation rights, also known as “SARs;” performance awards; dividend equivalents; and other stock-based awards. Each grant is to be evidenced by an award agreement containing such provisions, consistent with the 2021 Equity Incentive Plan, as are determined by the Compensation Committee.

Eligible Persons. The employees and consultants of the Company and our subsidiaries and our non-employee directors are eligible to receive awards under the 2021 Equity Incentive Plan. As of March 26, 2021, approximately 640 employees and consultants of the Company and our subsidiaries and our non-employee directors would have been eligible to participate in the 2021 Equity Incentive Plan. The Compensation Committee selects the employees, consultants, and non-employee directors who will be granted awards under the 2021 Equity Incentive Plan in its discretion on the basis of and as consideration for their service to the Company and its subsidiaries.

Shares Available. The maximum number of shares of common stock subject to all awards granted under the 2021 Equity Incentive Plan will be 100,000 shares, constituting approximately 5.5% of the shares of common stock outstanding on March 26, 2021. The maximum number of shares of common stock with respect to which incentive stock options may be granted shall not exceed 25,000 shares. The awards granted under the 2021 Equity Incentive Plan and the foregoing share limitations are subject to equitable adjustment or substitution, as determined by the Compensation Committee in its sole discretion, in the event of certain changes in the Company’s outstanding shares of common stock or its capital structure resulting from a dividend or other distribution in the form of cash, common stock, other securities or other property, on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of the common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar event that effects the common stock. In the event that any stock option, restricted common stock, restricted stock unit, deferred stock unit, SAR, performance share unit, dividend equivalent, or other stock-based award expires or is surrendered, terminated, or forfeited, the shares of common stock no longer subject to such award will be released and thereafter available for new awards under the 2021 Equity Incentive Plan.

Administration. The Compensation Committee is authorized to administer the 2021 Equity Incentive Plan. The Compensation Committee has the power to (a) designate the employees, consultants, and non-employee directors who will participate in the 2021 Equity Incentive Plan, subject to our non-employee director compensation program; (b) determine the type or types of awards to be granted to each individual; (c) determine the number of shares of common stock to be covered by or relating to each award; (d) determine the terms and conditions, not to be inconsistent with the provisions of the 2021 Equity Incentive Plan, of each award; (e) determine whether, to what extent, and under what circumstances awards may be settled in cash, shares of common stock, or other property or be canceled; (f) construe and interpret the 2021 Equity Incentive Plan and the award agreements; (g) interpret and administer the 2021 Equity Incentive Plan and any instruments or agreements entered into under the 2021 Equity Incentive Plan; (h) adopt such rules for the administration, interpretation, and application of the 2021 Equity Incentive Plan as are consistent therewith and to interpret, amend or revoke any such rules; (i) appoint such agents as it deems appropriate for the proper administration of the 2021 Equity Incentive Plan; and (j) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2021 Equity Incentive Plan. The awards under the 2021 Equity Incentive Plan need not be the same with respect to each participant. All determinations and decisions made by the Compensation Committee pursuant to the provisions of the 2021 Equity Incentive Plan are final, conclusive, and binding. Generally, no Option or SAR may be amended to decrease the exercise or grant price thereof, be cancelled in conjunction with the grant of any new Option or SAR with a lower exercise or grant price, or otherwise be subject to any action that would be treated, under generally accepted accounting principles, as a “repricing” of such Option or SAR, unless the stockholders of the Company provide prior approval

Types of Equity-Based Awards

Stock Options. The Compensation Committee may grant stock options to eligible persons under the 2021 Equity Incentive Plan. Each option granted pursuant to the 2021 Equity Incentive Plan is designated at the time of grant as either an option intended to qualify as an incentive stock option under

Section 422 of the Code or as an option that is not intended to so qualify, referred to as a nonqualified stock option. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its subsidiaries. The Compensation Committee may set the exercise price of stock options, provided that the exercise price per share is not less than the par value of a share of common stock and is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. Any incentive stock options granted pursuant to the 2021 Equity Incentive Plan will expire after a period not exceeding ten years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with the Company or a subsidiary ceases before the end of the option period. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of the Company’s stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. The exercise price for any option is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of shares of the Company’s common stock having a value equal to the exercise price. The 2021 Equity Incentive Plan permits option holders to exercise their options prior to the date on which the options will vest, subject to Compensation Committee action. In such case, the option holder will, upon payment for the shares, receive restricted stock having vesting terms that are identical to the vesting terms under the original option and subject to repurchase by the Company while the restrictions on vesting are in effect.

Restricted Common Stock. The Compensation Committee may award restricted common stock to eligible persons under the 2021 Equity Incentive Plan. The participant’s rights to the restricted common stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted common stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted common stock, including the right to vote the restricted common stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted common stock.

Restricted Stock Units and Deferred Stock Units. The Compensation Committee may award restricted stock units and deferred stock units to eligible persons under the 2021 Equity Incentive Plan, each for the term that it determines in its discretion. Each restricted stock unit and each deferred stock unit is equivalent in value to one share of common stock and entitles the participant receiving the award to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit and for each deferred stock unit at the end of the deferral period or, if so determined by the Compensation Committee in its sole discretion and stated in the applicable award agreement, cash in an amount equal to the market value of an equal number of shares of common stock on such dates. Participants are not required to pay any additional consideration in connection with the settlement of restricted stock units or deferred stock units. A holder of restricted stock units or deferred stock units has no voting rights, right to receive cash distributions or other rights as a stockholder until shares of common stock are issued to the holder in settlement of the stock units. However, participants holding restricted stock units or deferred stock units are entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents are credited in the form of additional stock units or cash as stated in the award agreement.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights to eligible persons, alone or in tandem with stock options, pursuant to the 2021 Equity Incentive Plan. SARs are awards that give the participant the right to receive an amount equal to (i) the number of shares exercised under the right, multiplied by (ii) the amount by which the Company’s stock price exceeds the exercise price. Payment may be in cash, in shares of the Company’s common stock with equivalent value, or in some combination, as determined by the Compensation Committee in its sole discretion and set forth in the award agreement. The Compensation Committee will determine the exercise price, vesting schedule and other terms and conditions of stock appreciation rights; however, SARs expire under the same rules that apply to stock options.

Performance Awards. The Compensation Committee is authorized to establish performance programs and may grant performance awards to eligible persons in accordance with such programs under the 2021 Equity Incentive Plan. Holders of performance awards will be entitled to receive shares of our common stock or, if so determined by the Compensation Committee in its sole discretion, cash or some combination of cash and shares if the performance goals established by the Compensation Committee are achieved or the awards otherwise vest. Each performance award will have an initial value established by the Compensation Committee. The Compensation Committee will set performance objectives, and such performance objectives may be based upon the achievement of Company-wide, subsidiary, or individual goals.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to eligible persons, either on a free-standing basis or in connection with another Award, subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents granted in connection with another award will entitle the participant to receive payments in cash, our common stock or other property, as determined by the Compensation Committee, equal to dividends with respect to all or a portion of the number of shares of our common stock that are subject to the award held by that participant. Dividend equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares of our common stock or other awards, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the award agreement.

Other Stock-Based Awards. The Compensation Committee may grant to eligible persons other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our common stock, as deemed by the Compensation Committee to be consistent with the purposes of the 2021 Equity Incentive Plan.

Transferability. A participant’s interest in and rights under the 2021 Equity Incentive Plan, including amounts receivable on account of the equity-based awards thereunder, may not be sold, assigned, donated, transferred, or otherwise disposed of, and may not be mortgaged, pledged or encumbered, except in the event of a participant’s death to a designated beneficiary to the extent permitted in the 2021 Equity Incentive Plan, or by will or the laws of descent and distribution in the absence of any such designation. The Compensation Committee, however, may allow for the transfer of awards other than incentive stock options to other persons or entities.

Change of Control Provisions. Under the 2021 Equity Incentive Plan, if the Company experiences a change of control, a participant’s then unvested options will automatically vest and be fully exercisable, and restricted stock and restricted stock units will vest and no longer be subject to forfeiture, unless otherwise provided in the participant’s award agreement or employment agreement. A “change of control” is defined as any of the following events:

-any person, entity, or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 25% of the then outstanding shares of voting stock of the Company;

-the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company;

-the adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror; or

-during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

Amendment and Termination. The Board of Directors may amend or terminate the 2021 Equity Incentive Plan at any time. The Board may also suspend and, if suspended, reinstate the 2021 Equity Incentive Plan in whole or in part at any time and from time to time. Any amendment of the 2021 Equity Incentive Plan must be approved by the Company’s stockholders to the extent that such approval is required by the 2021 Equity Incentive Plan, applicable law, regulations, or rules.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the 2021 Equity Incentive Plan to the Company and the participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

Stock Options. The grant of stock options under the 2021 Equity Incentive Plan will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income, except that the alternative minimum tax may apply, and the Company will receive no deduction. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages. The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Restricted Common Stock. An award of restricted common stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. Alternatively, within 30 days after receipt of the restricted common stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted common stock on the date of such award determined as if the restricted common stock were not subject to restrictions. The Company will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted common stock in an amount equal to such income. Upon disposition of the stock awarded as restricted common stock, the participant will recognize capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance or vesting of the stock. Such gain or loss will be long term or short-term capital gain or loss depending on whether the stock was held for more than one year.

Restricted Stock Units. No taxable income will be recognized upon the award of a restricted stock unit. The participant will generally recognize ordinary income in the year in which the restricted stock unit vests in an amount equal to fair market value of our common stock on the vesting date. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the restricted stock units vest.

Deferred Stock Units. The award of a deferred stock unit generally will not be taxable to the participant and will not be deductible by the Company at the time of the award. At the time a deferred stock unit award is settled, the participant will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our common stock at the time the deferred stock unit is settled.

Stock Appreciation Rights. No taxable income will be realized upon the award of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, the Company will be entitled to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Performance Awards. The grant of a performance award generally will not be taxable to the participant at the time of the grant, and the Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance award are attained and amounts are due under the award, the holder of the performance award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

Dividend Equivalents. Dividend Equivalents are generally subject to tax at the time of payment.

New Plan Benefits

No awards will be granted under the 2021 Equity Incentive Plan until it is approved by the Company’s stockholders. In addition, awards granted under the 2021 Equity Incentive Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by eligible persons pursuant to the 2021 Equity Incentive Plan or the benefits that would have been received by such persons if the 2021 Equity Incentive Plan had been in effect in the year ended December 31, 2020.

Common Stock Price

The closing price of the Company’s common stock on March 26, 2021 as reported on Nasdaq was $642.03 per share.

Other Equity Compensation Plans

The following table provides certain information as of December 31, 2020 with respect to equity compensation plans under which shares of the Company’s common stock may be issued. The table does not include shares of common stock that maybe issued under the 2021 Equity Incentive Plan if approved by the stockholders at the annual meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	23,115	$501.03	(2)	21,825
Equity compensation plans not approved by security holders	—	—		—
Total	23,115	$501.03		21,825
(1)	Consists of shares of our common stock authorized for issuance under our 2006 Equity Plan. The number of shares avail- able for issuance under that plan is subject to equitable adjustment in the event of any change in our capitalization. No additional awards will be made under the 2006 Equity Plan if the 2021 Equity Incentive Plan is approved by stockholders; if not approved by stockholders, additional awards will be made under the 2006 Equity Plan only if amended with the approval of stockholders.
(2)	Stock units awarded under our 2006 Equity Plan are excluded from the calculation of the weighted average exercise price.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE ATRION CORPORATION 2021 EQUITY INCENTIVE PLAN.

ITEM 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the year 2021. Although ratification by stockholders of the selection of Grant Thornton LLP is not required by law, the selection of Grant Thornton LLP is being submitted to our stockholders for ratification because we believe it is a good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of us and our stockholders. A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2021.

Audit and Related Fees

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $399,152 for the year ended December 31, 2020 and $384,656 for the year ended December 31, 2019.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for the years ended December 31, 2020 and 2019 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above were $3,000 for each year.

Tax Fees

There were no fees billed by Grant Thornton LLP for the years ended December 31, 2020 or 2019 for tax services.

All Other Fees

There were no fees billed by Grant Thornton LLP for the years ended December 31, 2020 or 2019 other than those set forth above.

The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.

The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the independence of the independent registered public accounting firm. In accordance with those policies and procedures, we are not to engage the independent registered public accounting firm to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The Audit Committee is to review the services expected to be performed by the independent registered public accounting firm to ensure that the provision of those services will not impair the independent registered public accounting firm’s independence. The Audit Committee will pre-approve fee levels for each of the following categories: audit, audit-related, and tax compliance/planning services. Any proposed services exceeding pre-approved fee levels will require specific pre-approval by the Audit Committee. Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below. The term of any pre-approval is 12 months from the date of the pre-approval unless the Audit Committee specifically provides for a different period. The Audit Committee will not delegate to our management its responsibilities to pre-approve services performed by the independent registered public accounting firm. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $15,000 per service, provided that the aggregate amount of such services does not exceed $30,000 in any calendar year. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. During the year ended December 31, 2020, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2020. The Audit Committee has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on our Form 10-K for the year ended December 31, 2020.

Members of the Audit Committee

John P. Stupp, Jr. (Chairman) Preston G. Athey Hugh J. Morgan, Jr. Ronald N. Spaulding

ITEM 4

ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s executive officers. In accordance with the provisions of Section 14A, we are requesting our stockholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables, and narrative discussion presented under “Executive Compensation” beginning on page 18 of this proxy statement. This vote will be similar to the advisory votes on the compensation of our executive officers that we have held annually since 2011. We have determined to hold an advisory vote on the compensation of our executive officers annually until the next required vote on the frequency of stockholder voting on the compensation of the Company’s executive officers, which will occur at our 2023 annual meeting, unless the Board of Directors hereafter determines that a different frequency for such advisory voting is in the best interests of our stockholders. Accordingly, unless the Board of Directors makes such a determination, the next advisory vote on the compensation of our executive officers following the 2021 annual meeting will occur at the annual meeting of stockholders to be held in 2022.

Our executive compensation program has been designed to attract, retain, and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both short- and long-term goals without encouraging inappropriate risks to achieve performance. We were pleased to receive a favorable vote for our compensation practices at our 2020 annual meeting, with approximately 98% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve, on an advisory basis, the compensation of our executive officers.

We will present the following resolution to be voted on at our 2021 annual meeting of stockholders:

“RESOLVED, that the stockholders of Atrion Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for its 2021 annual meeting of stockholders, as disclosed in said proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and our Board of Directors value the opinions of our stockholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.

The Board of Directors recommends A vote “FOR” approval, on an advisory basis, of OUR executive OFFICER COMPENSATION as presented in this proxy statement.

SECURITIES OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 26, 2021 by (i) each of our directors, one of whom is the Board of Directors’ nominee for election as a director at the annual meeting; (ii) our executive officers who are named in the Summary Compensation Table herein; (iii) all of our directors and executive officers as a group; and (iv) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class(1)
Preston G. Athey	502		*
David A. Battat(2)	96,191	(3)	5.26%
Emile A Battat(4)	152,066	(5)	8.31%
Hugh J. Morgan, Jr.	9,798		*
Ronald N. Spaulding	2,128	(6)	*
John P. Stupp, Jr.	140,844	(7)	7.71%
Jeffery Strickland	1,879	(8)	*
BlackRock, Inc.(9)	131,299		7.18%
Kayne Anderson Rudnick Investment Management, LLC(10)	187,602		10.26%
Neuberger Berman Group LLC(11)	183,442		10.04%
T. Rowe Price Associates, Inc.(12)	138,392		7.57%
All directors and executive officers as a group (7 persons)(13)	403,408		22.02%

*	Less than 1% of class.
(1)	The percentages set forth in this column are based on 1,827,841 shares of common stock of the Company outstanding on March 26, 2021, plus shares that can be acquired through the exercise of options or vesting of restricted stock units that are to be settled in common stock within 60 days thereafter by the specified individual or group. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.
(2)	The business address for Mr. David Battat is One Allentown Parkway, Allen, Texas 75002-4206. Mr. David Battat is the son of Mr. Emile Battat.
(3)	These shares include 2,000 shares of common stock of the Company issuable upon the exercise of options exercisable on March 26, 2021 or within 60 days thereafter and 55,500 shares held in a family trust as to which shares Mr. David Battat has shared voting and investment power; these shares do not include restricted stock units that are to be settled in cash. Mr. David Battat is a party to award agreements setting forth certain terms of options and restricted stock granted to him under the 2006 Equity Plan and restricted stock units granted to him outside the 2006 Equity Plan that are to be settled in cash.
(4)	The business address for Mr. Emile Battat is One Allentown Parkway, Allen, Texas 75002-4206.
(5)	These shares include 2,000 shares of common stock issuable upon the exercise of options exercisable on March 26, 2021 or within 60 days thereafter; these shares do not include restricted stock units that are to be settled in cash. Mr. Emile Battat is a party to award agreements setting forth certain terms of options and restricted stock granted to him under the 2006 Equity Plan and restricted stock units granted to him outside the 2006 Equity Plan that are to be settled in cash.
(6)	These shares are held in a family trust, of which Mr. Spaulding is the trustee.
(7)	These shares include 135,000 shares held by Stupp Bros., Inc. as to which Mr. Stupp shares voting power and investment power as a director and executive officer, and as a voting trustee of a voting trust which owns 100% of the voting stock, of Stupp Bros., Inc. The 135,000 shares held by Stupp Bros., Inc., which are pledged to that company’s lenders as security for its working capital line of credit, represent 7.39% of our common stock outstanding as of March 26, 2021. Mr. Stupp is the direct beneficial owner of 5,844 shares, of which 5,206 shares are pledged as collateral for a mortgage loan. These shares do not include 22,330 shares held in a family trust, the co-trustees of which are Mr. Stupp’s wife and one of his children, or 503 stock units held in Mr. Stupp’s stock unit account that will not be converted into shares of our common stock within 60 days after March 26, 2021. The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri 63125.
(8)	These shares are held in a family limited partnership, the general partner of which is a limited liability company in which Mr. Strickland is a member. Mr. Strickland has shared voting and investment power over these shares. These shares exclude the following: 512.31 shares of our common stock issuable on the vesting of restricted stock units that will not vest until May 22, 2022 or Mr. Strickland’s earlier termination of employment due to death or disability; 329.76 shares of our common stock issuable on the vesting of restricted stock units that will not vest until August 24, 2022; 132.27 shares of our common stock issuable on the vesting of restricted stock units that will not vest until August 23, 2024; and restricted stock units granted to him that are to be settled in cash. Mr. Strickland is a party to award agreements setting forth certain terms of restricted stock units granted to him under the 2006 Equity Plan and restricted stock units granted to him outside the 2006 Equity Plan that are to be settled in cash.
(9)	This information is based on a Schedule 13G/A dated January 28, 2021 filed with the SEC reporting that BlackRock, Inc. has the sole power to vote or direct the vote of 125,327 shares of our common and has the sole power to dispose or direct the disposition of 131,299 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
(10)	This information is based on a Schedule 13G/A dated February 10, 2021 filed with the SEC reporting that Kayne Anderson Rudnick Investment Management, LLC has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 138,722 shares of our common stock and the shared power to vote or direct the vote and to dispose or direct the disposition of 48,880 shares of our common stock. The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.
(11)	This information is based on a Schedule 13G dated February10, 2021 filed with the SEC reporting that Neuberger Berman Group LLC has the shared power to vote or direct the vote of 181,822 shares of our common stock and the shared power to dispose or direct the disposition of 183,442 shares of our common stock, that Neuberger Berman Investment Advisers LLC has the shared power to vote or direct the vote of 181,822 shares of our common stock and the shared power to dispose or direct the disposition of 183,442shares of our common stock, that Neuberger Berman Equity Funds has the shared power to vote or direct the vote of 125,002 shares of our common stock and the shared power to dispose or direct the disposition of 125,002 shares of our common stock, and that Neuberger Berman Genesis Fund has the shared power to vote or direct the vote of 125,002 shares of our common stock and the shared power to dispose or direct the disposition of 125,002 shares of our common stock. Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, and certain affiliated entities have disclaimed beneficial ownership of all such shares. The address of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds, and Neuberger Berman Genesis Fund is 1290 Avenue of the Americas, New York, New York 10104.
(12)	This information is based upon a Schedule 13G/A dated February 16, 2021 filed with the SEC reporting that T. Rowe Price Associates, Inc. has sole power to vote or direct the vote of 51,535 shares of our common stock and has sole power to dispose or direct the disposition of 138,392 shares of our common stock and that T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote or direct the vote of 84,223 shares of our common stock. T. Rowe Price Associates, Inc. has expressly denied beneficial ownership of all such shares. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap-Value Fund, Inc.is 100 East Pratt Street, Baltimore, Maryland 21202.
(13)	See notes (1)-(8) above.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the reports. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure by directors, officers, and 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all reports were filed timely in 2020 except that a Form 4 for Mr. Stupp reporting the crediting of 0.15 stock unit to his stock unit account under our Non-Employee Director Deferred Compensation Plan on July 1, 2020 was filed late.

STOCKHOLDER PROPOSALS

Stockholder Proposals in Our Proxy Statement

In order for proposals by stockholders to be considered for inclusion in our proxy material relating to the 2022 annual meeting of stockholders, such proposals must be received by us on or before December 8, 2021.

Stockholder Proposals and Director Nominations to be Presented at Stockholder Meetings

Our Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders or to nominate one or more persons for election to our Board of Directors at an annual meeting or special meeting called for the purpose of electing directors must give us written notice of such stockholder’s intent to bring that business before such meeting or nominate such person or persons for election to our Board of Directors at such meeting. The notice must be received by the Secretary of the Company at our principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting or in the case of a special meeting called for the purpose of electing directors, notice by the stockholder must be received by the Secretary not earlier than the close of business on the 150th day prior to the date of such meeting and not later than the close of business on the later of the 120th day prior to such meeting and the 10th day following the date on which public announcement of the date of the meeting is first made. Such notice for the 2022 annual meeting must be delivered not earlier than December 22, 2021 and not later than January 21, 2022, provided the date of the 2022 annual meeting is not more than 30 days before or more than 60 days after May 21, 2022. Our Bylaws also specify the information that must be included in the notice that stockholders must provide to the Secretary of the Company in order to propose any business to be conducted at an annual meeting or to nominate one or more persons for election to our Board of Directors at an annual meeting or a special meeting called for the purpose of electing directors. The Chairman of the meeting may refuse to transact any business presented or to acknowledge the nomination of any person made without compliance with the procedures set forth in our Bylaws. The foregoing summary is qualified in its entirety by reference to the full text of our Bylaws which is on file with the SEC and is available upon request to the Secretary of the Company.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement are not incorporated by reference into any other filings with the SEC unless specifically provided otherwise in such filings. In addition, this proxy statement includes our website address. This website address is intended to provide inactive, textual references only. The information on our website is not part of this proxy statement.

COST AND METHOD OF SOLICITATION

The cost of soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, and other electronic communication methods by our directors, officers, and employees without additional compensation. Brokerage firms, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to the beneficial owners of our common stock held in their names or in those of their nominees, and their reasonable expenses will be reimbursed upon request.

OTHER BUSINESS

Our Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer

April 7, 2021

APPENDIX A

ATRION CORPORATION 2021 EQUITY INCENTIVE PLAN

Atrion Corporation, a Delaware corporation (the “Company”), has established the Atrion Corporation 2021 Equity Incentive Plan (the “Plan”) for the benefit of Employees, Non-Employee Directors, and Consultants.

The purposes of this Plan are (a) to recognize and compensate selected Employees, Non-Employee Directors and Consultants who contribute to the success of the Company and its Subsidiaries, (b) to attract and retain Employees, Non-Employee Directors, and Consultants, and (c) to provide incentive compensation to Employees, Non-Employee Directors, and Consultants based upon the performance of the Company and its Subsidiaries.

Article 1. DEFINITIONS

As used in the Plan, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise:

“Award” shall mean the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Dividend Equivalents, Performance Units, or Other Stock-Based Awards under this Plan.

“Award Agreement” shall mean a written agreement between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company, as comprised from time to time.

“Change in Control” shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than twenty-five percent (25%) of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than fifty percent (50%) of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets of the Company, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than fifty percent (50%) of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the common stock, par value ten cents ($0.10) per share, of the Company.

“Company” shall mean Atrion Corporation, a Delaware corporation, or any business organization which succeeds to all or substantially all of its business, whether by virtue of a purchase, merger, consolidation, or otherwise. For purposes of this Plan, the term Company shall include, where applicable, a Subsidiary that employs an Employee or engages a Consultant.

“Consultant” shall mean a professional or technical expert, consultant, advisor, or independent contractor who provides services to the Company or a Subsidiary other than as an Employee or Director, and who may be selected to participate in the Plan.

“Deferred Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Director” shall mean a member of the Board.

“Disability” or “Disabled” shall mean, unless the applicable Award Agreement provides otherwise, the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant’s position with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 4.4 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Dividend Equivalent” shall mean a right granted to a Participant under Article 9 of this Plan.

“Effective Date” shall mean the date the Plan is approved by the stockholders of the Company.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or a Subsidiary of the Company, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan, who may be selected to participate in the Plan.

“Employment Agreement” shall mean the employment, consulting, or similar contractual agreement entered into by an Employee or a Consultant, as the case may be, and the Company governing the terms of the Employee’s or Consultant’s employment or engagement with the Company, if any.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock, as of a given date, shall mean (i) the closing sales price of a share of Common Stock on such date as reported by any national securities exchange on which the shares of Common Stock are traded or, if no shares of Common Stock are traded on any such exchange on such date, then on the next preceding date on which any shares of Common Stock were traded on such exchange; or (ii) if shares of Common Stock are not publicly traded on any exchange, the fair market value of a share of Common Stock as determined by the Committee acting in good faith and after consultation with independent advisors.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“Non-Employee Director” shall mean a Director who is not an Employee.

“Non-Qualified Stock Option” shall mean an Option which by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” shall mean an option to purchase shares of Common Stock that is granted under Article 4 of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that only Employees may be granted Incentive Stock Options.

“Other Stock-Based Awards” shall mean other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Common Stock.

“Participant” shall mean an Employee, Non-Employee Director, or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other individual who holds an outstanding Award.

“Performance Award” shall mean any Award of Performance Shares or cash granted pursuant to Article 8.

“Performance Goals” shall mean for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” shall mean that period of time established by the Committee over which the attainment of one or more performance goals is measured for the purpose of determining a Participant’s right to a Performance Award.

“Performance Share” shall mean a grant pursuant to Article 8 of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee determines including, but not limited to, shares of Common Stock, cash, other property, or any combination thereof, upon achievement during the

Performance Period of such performance goals, and also such additional service, as the Committee establishes at the time of such grant or thereafter.

“Plan” shall mean the Atrion Corporation 2021 Equity Incentive Plan, as embodied herein and as amended from time to time.

“Plan Year” shall mean the fiscal year of the Company.

“Restricted Common Stock” shall mean Common Stock awarded under Article 6 of this Plan.

“Restricted Stock Unit” shall mean a right to receive Common Stock (or the equivalent value in cash) awarded under Article 6 of this Plan.

“Retirement” shall mean, unless otherwise defined in an Award Agreement, an Employee’s termination of service or a Non-employee Director’s cessation of service as a Director, in both cases other than as a result of death, Disability, or removal for cause (as determined by the Committee in its sole discretion), on or after the individual’s 65th birthday and, in the case of an Employee, having completed at least five (5) years of employment with the Company or its Subsidiaries.

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

“SAR” shall mean stock appreciation rights awarded under Article 7 of this Plan.

“Section 409A” shall mean Section 409A of the Code.

“Stock Award” shall mean an Award of Restricted Common Stock, Restricted Stock Units, or Deferred Stock Units under Article 6 of this Plan.

“Stock Award Account” shall mean the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

“Subsidiary” shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Service” shall mean (a) the termination of the employee-employer, consulting, contractual, service or similar relationship between a Participant and the Company for any reason, with or without cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Disability or Retirement, but excluding (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company, and (ii) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship, or (b) the Participant’s employer or service recipient has ceased to be a Subsidiary, even if the Participant continues to be employed by or provide service to such Subsidiary unless the Participant is immediately thereafter employed by or providing service to the Company or another Subsidiary; provided, however, that if any Award is subject to Section 409A, this sentence shall only be given effect to the extent consistent with Section 409A. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Service (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual, service or similar relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

Article 2. COMMON STOCK SUBJECT TO PLAN

2.1         Common Stock Subject to Plan. The Common Stock subject to an Award shall be shares of the Company’s authorized but unissued, reacquired, or treasury Common Stock. Subject to adjustment as described in Section 13.3, the aggregate number of shares of Common Stock that may be issued under the Plan is one hundred thousand (100,000) shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted shall not exceed twenty-five thousand (25,000) shares. No further awards shall be made under the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan.

2.2         Add-back of Grants. If any Option or SAR expires or is canceled without having been fully exercised, is exercised in whole or in part for cash as permitted by this Plan, or is exercised prior to becoming vested as permitted under Section 4.5.3 and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option, SAR or other right was not exercised or vested prior to its expiration, cancellation or exercise will be added back to the Plan share reserve and again be available for issuance pursuant to Awards made under the Plan. If any shares of Common Stock awarded as Restricted Common Stock, Restricted Stock Units, Dividend Equivalents, Other Stock-Based Awards or other Award hereunder or as payment for Performance Units are forfeited by the Participant, such shares will be added back to the Plan share reserve and again be available for issuance pursuant to Awards made under the Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted, or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

Article 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1         Eligibility. Any Employee, Non-Employee Director, or Consultant is eligible to participate in the Plan; provided, however, that the Committee has the authority, in its sole and absolute discretion to select those Employees, Non-Employee Directors, and Consultants who will become Participants and receive Awards under the Plan.

3.2         Awards. The Committee shall determine which Employees, Non-Employee Directors, and Consultants shall receive Awards, whether the Employee, Non-Employee Director, or Consultant will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalents, SARs, Performance Units, or Other Stock-Based Awards, whether an Option grant shall be of Incentive Stock Options or Non-Qualified Stock Options, and the number of shares of Common Stock subject to such Award.

3.3         Award Agreement. Upon the selection of an Employee, Non-Employee Director or Consultant to receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that, if applicable, the terms of such Award Agreement shall comply with the terms of such Employee’s or Consultant’s Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price, if any, for Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award that are consistent with the Plan, as determined by the Committee in its sole discretion. Each Award Agreement shall be executed by the Participant and an officer of the Company authorized to sign such Award Agreement. All Awards are made conditional upon the Participant’s acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under such Award.

Article 4. OPTIONS

4.1         Option Grants. Options may be granted hereunder to any Employee, Non-Employee Director, or Consultant, either alone or in addition to other Awards under the Plan. All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2         Option Price. The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date, (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the Grant Date.

4.2.1      Incentive Stock Options. The Committee may grant an Incentive Stock Option to an individual only if such person is an employee of the Company or is an employee of a Subsidiary as permitted under Section 422(a)(2) of the Code. No Incentive Stock Option may be granted after December 31, 2030.

4.3         Change in Incentive Stock Option Grant. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Stock Options to the extent required or permitted by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.3, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted.

4.4         Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the Grant Date of the Incentive Stock Option, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

4.5         Option Exercisability and Vesting.

4.5.1      The period during which Options in whole or in part become exercisable and vest in the Participant shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

4.5.2      Each Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to exercise the Options after the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among the Options granted and may differentiate between the reasons for the Participants” Termination of Service.

4.5.3      At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Common Stock so purchased shall be restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the price per share paid by the Participant for the Common Stock, or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate. The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award

Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

Article 5. EXERCISE OF OPTIONS

5.1         Exercise. At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

5.2         Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

5.2.1      A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

5.2.2      Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

5.2.3      In the event that the Option shall be exercised pursuant to Section 13.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5.2.4      Unless otherwise determined by the Committee, the exercise price of an Option or portion thereof, including the amount of any withholding tax due, may be paid as follows:

5.2.4.1    In cash or by check;

5.2.4.2    Through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

5.2.4.3    Through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

5.2.4.4    Through an exercise complying with Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System; or

5.2.4.5    Through any combination of the consideration provided for in this Section 5.2.4 or such other method approved by the Committee consistent with applicable law.

5.3         Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

5.3.1      The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

5.3.2      The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

5.3.3      The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax.

5.3.4      The Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

5.4         Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5         Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6         Limitations on Exercise of Options.

5.6.1      Vested Incentive Stock Options may not be exercised after the earliest of (i) their expiration date, (ii) twelve (12) months from the date of the Participant’s Termination of Service by reason of his death, (iii) twelve (12) months from the date of the Participant’s Termination of Service by reason of his Disability, and (iv) the expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than such Participant’s death or Disability, unless the Participant dies within said three (3) month period and the Award Agreement or the Committee permits later exercise. Leaves of absence for less than ninety (90) days shall not cause a Termination of Service for purposes of Incentive Stock Options.

5.6.2      Vested Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

Article 6. STOCK AWARDS

6.1         Stock Awards. Stock Awards may be made hereunder to any Employee, Non-Employee Director, or Consultant, either alone or in addition to other Awards under the Plan.

6.2         Awards of Restricted Common Stock, Restricted Stock Units, and Deferred Stock Units.

6.2.1      The Committee may from time to time, in its absolute discretion, consistent with this Plan:

6.2.1.1    determine which Employees, Non-Employee Directors, and Consultants shall receive Stock Awards;

6.2.1.2    determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Non-Employee Directors, and Consultants;

6.2.1.3    determine the terms and conditions applicable to such Stock Awards and conditions to vesting, if any, including conditions based on one or more performance criteria or other criteria; and

6.2.1.4    determine when the restrictions, if any, lapse and when vesting occurs.

6.2.2      The Committee may establish the purchase price, if any, and form of payment for a Stock Award. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

6.2.3      Upon the selection of an Employee, Non-Employee Director, or Consultant to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of Article 11.

6.2.4      Upon the selection of an Employee, Non-Employee Director, or Consultant to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant. The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

6.2.5      Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.

6.2.6      A Participant shall be one hundred percent (100%) vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times. The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3         Rights as Stockholders.

6.3.1      Upon delivery of the shares of Restricted Common Stock to the Participant or a custodian or escrow agent pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of Participant’s Award Agreement; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.3.2      Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of the Plan and the Award Agreement.

6.4         Restriction. All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5         Lapse of Restrictions. The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement. Each Award Agreement shall set forth whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among the Awards of Restricted Common Stock or Restricted Stock Units and may differentiate between the reasons for the Participant’s Termination of Service.

6.6         Repurchase of Restricted Common Stock. The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7         Delivery of Shares of Restricted Common Stock. Shares of Restricted Common Stock will be delivered to the Participant at or as of the Grant Date of the Award either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If stock certificates are issued in respect of Shares of Restricted Common Stock before the end of the applicable restriction period, such certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

6.8         Legend. In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9         Conversion. Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative; provided, however, that the Committee may, in its sole discretion, elect for the Company to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock if so provided in the Award Agreement. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the vesting date in the case of Restricted Stock Units and the date the deferral period lapses in the case of Deferred Stock Units. Distributions of shares of Common Stock shall be made by delivery of stock certificates, in book-entry form or as otherwise determined by the Company. All distributions shall be made no later than March 15th of the calendar year following the year, with respect to the Restricted Stock Units, in which such Restricted Stock Units vest or, with respect to Deferred Stock Units, in which the deferral period lapses. In the event ownership or issuance of shares of Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws, or other provisions of applicable law, as determined by the Company in its sole discretion, the Participant, or, in the case of the Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the Fair Market Value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 13.5.

Article 7. STOCK APPRECIATION RIGHTS

7.1         General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors, and Consultants, separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Employees, Non-Employee Directors, and Consultants shall receive Awards of SARs and the amount of such Awards.

7.2         Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the Grant Date of the SAR, unless the Committee determines a higher base amount.

7.3         Tandem SARs. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to an Employee or Consultant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Non-Employee Director, or Consultant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.4         SAR Exercisability.

7.4.1      The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

7.4.2      In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant’s Termination of Service with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Service.

7.5         Value of SARs. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a combination thereof as is set forth in the Award Agreement. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.6         Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate and as is set forth in the Award Agreement. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional shares of Common Stock.

Article 8. PERFORMANCE AWARDS

8.1         General Requirements. Performance Awards may be made hereunder to any Employee, Non-Employee Director, or Consultant, either alone or in addition to other Awards under the Plan. Performance Awards will be subject to such terms and conditions as the Committee deems advisable or appropriate, consistent with the provisions of the Plan. Each Performance Award will specify the performance goals which, if achieved, will result in payment or early payment of the Award, and may specify in respect of such specified performance goals a level or levels of achievement. Each such Award will set forth a formula for determining the number of Performance Shares or the amount of cash that will be earned if performance is at or above the minimum level or levels but falls short of full achievement of the specified level or levels of achievement. The performance levels to be achieved for each Performance Period, and the amount of the Performance Shares or cash to be distributed according to achievement (or not) of the performance levels, will be conclusively determined by the Committee. Performance Awards may be paid, as specified in accordance with Section 409A, in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee that comply with Section 409A, on a deferred basis.

8.2         Vesting of Performance Awards. Performance Awards granted to an Employee may vest solely based upon the achievement of the relevant Performance Goals and levels or, subject to Section 11.1, may be subject to forfeiture if the Participant’s service terminates for any reason within such period as may be specified in the Performance Award, following the Grant Date of such Performance Award.

8.3         Payment with Respect to Performance Awards. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Awards are met, the value of the Performance Awards and the amount, if any, to be paid with respect to the Performance Awards. Payments with respect to Performance Awards shall be made in cash, in Common Stock, or in a combination of the two, as determined by the Committee, in its sole discretion, and as set forth in the Award Agreement. All payments shall be made no later than March 15 of the calendar year following the year in which the Performance Period ends.

Article 9. DIVIDEND EQUIVALENTS

9.1         Grant of Dividend Equivalents. The Committee is hereby authorized, in its sole discretion, to grant Dividend Equivalents to Employees, Non-Employee Directors, and Consultants, either on a free-standing basis or in connection with another Award, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments (in cash, Common Stock, other Awards or other property as determined in the sole discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Common Stock. Dividend Equivalents granted in connection with another Award may be granted with respect to all or a portion of the number of shares of Common Stock subject to such Award. The Committee may provide that the Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested; provided, however, that the terms of any reinvestment of Dividend Equivalents must comply with all applicable laws, rules, and regulations, including, without limitation, Section 409A of the Code, and Dividend Equivalents (other than free-standing Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate, unless otherwise provided by the Committee. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Participants in connection with grants of Options or SARs to such Participants.

Article 10. OTHER STOCK-BASED AWARDS

10.1       Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Employees, Non-Employee Directors, and Consultants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Common Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common

Stock and other Awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which shall be evidenced an Award Agreement, pursuant to Section 3.3.

Article 11. CHANGE IN CONTROL

11.1          Effect of Change in Control. Unless otherwise provided in an Award Agreement or a Participant’s Employment Agreement and notwithstanding any provision of the Plan to the contrary:

11.1.1    In the event of a Change in Control, all outstanding Options and SARs shall become immediately exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject to such Options or SARs, and the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the outstanding shares of Restricted Common Stock or Restricted Stock Units.

11.1.2    With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding Sections 11.1.1 and 11.1.2 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

11.2          Cancellation of Awards. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days” advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof as determined by the Committee, in its sole discretion, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or SAR with an exercise price (or SAR Exercise Price in the case of an SAR) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor.

11.3          Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

Article 12. ADMINISTRATION

12.1          Committee. The Plan shall be administered by the Compensation Committee of the Board. A majority of the members of the Committee may determine its actions and the Chairman of the Committee or a majority of its members may fix the time and place of its meetings.

12.2          Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to (a) designate the Employees, Non-Employee Directors, and Consultants who shall participate in the Plan; (b) determine the type or types of Awards to be granted to each individual; (c) determine the number of shares of Common Stock to be covered by or relating to each Award hereunder; (d) determine the terms and conditions, not to be inconsistent with the provisions of the Plan, of each Award hereunder; (e) determine whether, to what extent, and under what circumstances Awards may be settled in cash, shares of Common Stock, or other property or be canceled; (f) construe and interpret this Plan and the Award Agreements hereunder; (g) interpret and administer the Plan and any instruments or agreements entered into under the Plan; (h) adopt such rules for the administration, interpretation, and application of this Plan as are consistent herewith and to interpret, amend or revoke any such rules; (i) appoint such agents as it deems appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

12.3          Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

12.4          Delegation by the Committee. The Committee may, from time to time, delegate, to one (1) or more specified officers of the Company, the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine, provided that the delegation must specify any limitations on the authority required by the Delaware General Corporation Law and The Nasdaq Stock Market LLC listing rules. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. However, there shall be no delegation of authority (a) to grant awards to any Section 16 person, (b) that will result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii. thereunder) under the Exchange Act, or (c) that is not permitted under Sections 152 and 157 and other applicable provisions of the Delaware General Corporation Law. Any such Awards shall be made on the form of Award Agreement most recently approved for use by the Committee, unless the resolutions delegating the authority permit the use of a different form of Award Agreement approved by the Committee. Such delegation may be revoked at any time by the Committee.

Article 13. MISCELLANEOUS PROVISIONS

13.1          Transferability.

13.1.1    No Award or any right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 13.1.1 shall prevent transfers by will or by the applicable laws of descent and distribution or as permitted in Section 13.1.2 below. The Committee shall not be required to accelerate the exercisability of an Award or otherwise take any action pursuant to a divorce or similar proceeding in the event Participant’s spouse is determined to have acquired a community property interest in all or any portion of an Award. Except as provided below, during the lifetime of the Participant, only he may exercise an Award (or any portion thereof) granted to him under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

13.1.2    Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer an Award that is not an Incentive Stock Option or an SAR that is granted in relation to an Incentive Stock Option to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of such an Award and the transferred Award shall continue to be subject to the same terms and conditions as were applicable to the Award immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

13.2          Amendment, Suspension or Termination of this Plan.

13.2.1    Except as otherwise provided in this Section 13.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule, without the consent of the stockholders. In no event may any Option or SAR be amended, other than pursuant to Section 13.3, to decrease the exercise or grant price thereof, be cancelled in conjunction with the grant of any new Option or SAR with a lower exercise or grant price, or otherwise be subject to any action that would be treated, under generally accepted accounting principles, as a “repricing” of such Option or SAR, unless the stockholders of the Company provide prior approval. No amendment, suspension or termination of this Plan shall impair any rights or obligations under any Award theretofore made to a Participant, unless such right has been reserved in the Plan or the Award Agreement, without the consent of the Participant holding such Award. No Award may be made during any period of suspension or after termination of this Plan.

13.2.2    Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

13.3          Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company, and Other Corporate Events.

13.3.1    In the event that any dividend (other than an ordinary cash dividend) or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin-off, combination, repurchase, or other similar transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the following:

13.3.1.1                       the maximum number of shares of Common Stock available for Awards;

13.3.1.2                       the maximum number of shares of Common Stock subject to the Plan;

13.3.1.3                       the number and kind of Company stock with respect to which an Award may be made under the Plan;

13.3.1.4                       the number and kind of Company stock subject to an outstanding Award; and

13.3.1.5                       the exercise price or purchase price with respect to any Award.

13.3.2    In addition, in the event of any merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of the assets of the Company or any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award or right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

13.3.2.1                       the Committee may provide, by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, for (i) the purchase of any such Award for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, payable, fully vested or the restrictions lapsed, or (ii) the replacement of such Award with other rights or property selected by the Committee;

13.3.2.2                       the Committee may provide, by the terms of such Award Agreement or by action taken prior to the occurrence of such transaction or event, that the Award cannot be exercised after such event;

13.3.2.3                       the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event such Award shall be exercisable, notwithstanding anything to the contrary herein or the provisions of such Award;

13.3.2.4                       the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

13.3.2.5                       the Committee may make adjustments in the number, type, and kind of shares of Common Stock subject to outstanding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, and Performance Units and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future; and

13.3.2.6                       the Committee may provide, by the terms of an Award of Restricted Common Stock or Restricted Stock Units or by action taken prior to the occurrence of such event, that for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Restricted Common Stock or the Restricted Stock Units may be terminated, and some or all shares of such Restricted Common Stock or some or all of such Restricted Stock Units may cease to be subject to forfeiture under Section 6.5 or repurchase under Section 6.6 after such event.

13.3.3    Subject to Section 13.7, the Committee may, in its sole discretion, at the time of grant, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant’s Employment Agreement or the terms of this Plan.

13.3.4    Notwithstanding the foregoing, no action pursuant to this Section 13.3 shall be taken that is specifically prohibited under applicable law, the rules, and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant’s Employment Agreement, and no adjustment to an Option or SAR shall be made to the extent the same constitutes a “modification” within the meaning of Section 424(h)(3) of the Code, Regulation §1.424-1(a) thereunder, or Section 409(A) of the Code or the regulations thereunder.

13.4          Continued Service. Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his employment, consulting or similar relationship with the Company, whether as an employee or consultant or otherwise, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company.

13.5          Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR or Performance Unit. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes (i) by delivery of, or transfer of, shares of Common Stock to the Company or (ii) by directing the Company to retain shares of Common Stock otherwise deliverable under an Award. Shares of Common Stock withheld or delivered in accordance with this Section 13.5 shall be valued at Fair Market Value as of such date as may be specified in procedures established by the Committee.

13.6          Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the Participant to agree by separate written instrument, that the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited if (i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary, or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant’s Employment Agreement, or (iii) the Company terminates the Participant with or without cause.

13.7          Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SARs, Dividend Equivalents, Performance Units, or Other Stock-Based Awards granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act). To the extent permitted by applicable law,

Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.8          Effect of Plan Upon Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Non-Employee Directors, and Consultants, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.

13.9          Restrictions. At the time of any Award, the Committee may provide in connection with, and as condition of, any such Award, or the exercise or vesting thereunder, that the shares of Common Stock received as a result of such Award, exercise, or vesting shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, or a right of the Company to repurchase such shares of Common Stock, with the price being the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of such Award.

13.10      Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

13.11      Section 409A. To the extent applicable, this Plan and Awards granted hereunder shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award Agreements issued hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, consistent with the provisions of Section 13.2 above, the Company may take whatever actions the Committee determines necessary or appropriate to comply with, or exempt the Plan and Award Agreement from the requirements of Section 409A and related Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date including, without limitation, (a)

adopting such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder or (b) taking such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s Termination of Service. If (i) any Award constitutes a deferral of compensation subject to Section 409A, (ii) that Award provides for a change in the time or form of payment upon a Change in Control, and (iii) the Change in Control event would not constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A, then payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of: (x) the Participant’s separation from service, (y) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A), and (z) the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 13.11 in good faith; provided that none of the Company, the Committee, or any employee, director, or representative of the Company or of any of its Affiliates shall have any liability to Participants with respect to this Section 13.11.

13.12      Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

13.13      Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to that state’s conflicts of laws rules.

13.14      Effective Date of Plan. The Atrion Corporation 2021 Equity Incentive Plan shall become effective as of the Effective Date (the date the Plan is approved by the stockholders of the Company).

ATRION CORPORATION ONE ALLENTOWN PARKWAY ALLEN, TX 75002VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D47492-P49087 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYATRION CORPORATION The Board of Directors recommends you vote “FOR” the nominees listed in Item 1. 1. Election of Directors.Nominees:1a. Preston G. Athey 1b. Hugh J. Morgan, Jr.For Against Abstain The Board of Directors recommends you vote “FOR” Items 2, 3, and 4.For Against Abstain2. Approval of the Atrion Corporation 2021 Equity Incentive Plan.3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year 2021.4. Advisory vote to approve executive officer compensation.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.D47493-P49087ATRION CORPORATION ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Ronald N. Spaulding and John P. Stupp, Jr., or either of them, each with power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as specified on the reverse side of this proxy, and in their discretion upon such other matters that may properly come before the meeting or any adjournment thereof, all of the shares of Common Stock of Atrion Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atrion Corporation to be held at 10:00 a.m., Central Time, on Friday, May 21, 2021, at the offices of Atrion Corporation, One Allentown Parkway, Allen, TX 75002, and at any adjournment thereof.This proxy, if properly executed and returned, will be voted as specified or, if no specification is made, will be voted “FOR” the nominees listed in Item 1, and “FOR” Items 2, 3, and 4. If any other matters properly come before the meeting, this proxy will be voted as determined by the proxies in their discretion.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side.